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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Tetra Tech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 10, 2014

DEAR TETRA TECH STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, on Thursday, February 27, 2014, at 10:00 a.m. Pacific Time.

        Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.

        We use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Internet transmission and voting are designed to be efficient, minimize cost and conserve natural resources.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

        Thank you for your continued support of Tetra Tech. We look forward to seeing you at the annual meeting.

Dan L. Batrack Chairman and Chief Executive Officer

Pasadena, California

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the annual meeting, you may submit your proxy and voting instructions via the Internet, by telephone or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope. Please refer to the section entitled "Voting via the Internet, by Telephone or by Mail" on page 3 of the proxy statement for a description of these voting methods. If your shares are held by a bank or brokerage firm (your record holder) and you have not given your record holder instructions to do so, your broker will NOT be able to vote your shares with respect to any matter other than ratification of the appointment of the independent registered public accounting firm. We strongly encourage you to vote.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 27, 2014

        The Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, will be held on Thursday, February 27, 2014, at 10:00 a.m. Pacific Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101, for the following purposes:

  (1)
  To elect nine members of our Board of Directors;

  (2)
  To vote on an advisory resolution to approve our executive compensation;

  (3)
  To approve our Executive Compensation Plan, as amended and restated;

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014; and

  (5)
  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the proxy statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof is January 3, 2014. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices at the address listed above.

        Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled "Voting via the Internet, by Telephone or by Mail," on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Janis B. Salin Senior Vice President, General Counsel and Secretary
Pasadena, California January 10, 2014

i

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3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

        These proxy materials are provided in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2014 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Thursday, February 27, 2014, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment or postponement of that meeting.

        The Notice of Annual Meeting, this proxy statement and our Annual Report for the fiscal year ended September 29, 2013, have been made available to all stockholders entitled to notice and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material. The Annual Report is posted at the following website addresses: www.tetratech.com and www.proxyvote.com.

PURPOSE OF MEETING

        The annual meeting will be held for the following purposes:

    •
    To elect nine members of our Board of Directors (Proposal No. 1);

    •
    To vote on an advisory resolution to approve our executive compensation (Proposal No. 2);

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    To approve our Executive Compensation Plan, as amended and restated (Proposal No. 3);

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    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal No. 4); and

    •
    To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

VOTING

Voting Rights

        Only stockholders of record of our common stock on January 3, 2014 (the "Record Date") will be entitled to vote at the annual meeting. Stockholders who hold shares in "street name" may vote at the annual meeting only if they hold a valid proxy from their broker. On the Record Date, there were 64,741,727 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present or represented by proxy at the annual meeting in order to have a quorum. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        Each stockholder of record is entitled to one vote at the annual meeting for each share of common stock held by such stockholder on the record date. In the election of directors, each director must be elected by the vote of the holders of a majority of the votes cast for the election of directors. A majority of the votes cast means that the number of votes cast "for" a director must exceed the number of votes cast "against" that director. Stockholders may not cumulate votes in the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposals 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "abstain" with respect to any matter, as applicable, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        For shares held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

        If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

        You are entitled to attend the annual meeting if you were a stockholder of record or a beneficial owner of our common stock on the Record Date, or you hold a valid legal proxy for the annual meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver's license or passport, for admission to the annual meeting.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you may be asked to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement, a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form provided by your bank, broker or other holder of record, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Recommendations of the Board of Directors

        Our Board of Directors recommends that you vote:

  •
  FOR each of the nominees of the Board of Directors (Proposal No. 1);

  •
  FOR the advisory resolution to approve our executive compensation (Proposal No. 2);

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  FOR the approval of our Executive Compensation Plan, as amended and restated (Proposal No. 3); and

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal No. 4).

Voting via the Internet, by Telephone or by Mail

        Holders of shares of our common stock whose shares are registered in their own name with our transfer agent, Computershare Investor Services, are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

        For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Stockholders who elect to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1); FOR the advisory resolution regarding executive compensation (Proposal No. 2); FOR the approval of our Executive Compensation Plan, as amended and restated (Proposal No. 3); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal No. 4); and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        Stockholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of our independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain from your record holder a legal proxy giving you the right to vote such shares.

        For those stockholders who receive a Notice of Internet Availability of Proxy Materials (described under "Internet Availability of Proxy Materials" below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

        You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instruction by voting in person at the annual meeting if you obtain a legal proxy as described under "Admission to Meeting" above.

 INTERNET AVAILABILITY OF PROXY MATERIALS

        In accordance with Securities and Exchange Commission ("SEC") rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently nine.

        Each of the nine current directors has been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee and has decided to stand for election.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

        The following table presents information concerning the nominees.

Name	Age	Position
Dan L. Batrack	55	Chairman, Chief Executive Officer and President
Hugh M. Grant	77	Director
Patrick C. Haden	60	Director
J. Christopher Lewis	57	Presiding Director
Kimberly E. Ritrievi	55	Director
Albert E. Smith	64	Director
J. Kenneth Thompson	62	Director
Richard H. Truly	76	Director
Kirsten M. Volpi	49	Director

Vote Required

        Our bylaws provide for a majority voting standard in elections of directors. As such, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of stockholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of our stockholders is a majority of the outstanding shares of common stock.

        The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes "for" than "against" and the number of votes "for" must be at least a majority of the required quorum. Proxies may not be voted for more than nine directors, and stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy, if any. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

        Should any of the nominees fail to receive the vote required to be elected in accordance with our bylaws, that director must promptly tender his or her resignation to the Board of Directors, which resignation shall be irrevocable until either accepted or rejected by the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results.

Board Composition, Skills and Experience

        We do not expect or intend that each director will have the same background, skills and experience. Rather, we expect that members of the Board of Directors will have a diverse portfolio of backgrounds, skills and experiences. One goal of this diversity is to assist the Board as a whole in its oversight and advice concerning our business and operations. Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure.

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  Senior Leadership Experience.  Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level.

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  Public Company Board Experience.  Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the Chief Executive Officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational and compliance-related matters.

  •
  Business Development and Mergers and Acquisitions ("M&A") Experience.  Directors who have a background in business development and in M&A transactions can provide insight into developing and implementing strategies for growing our business through combinations with other organizations. Useful experience in this area includes analysis of the "fit" of a proposed acquisition with a company's strategy, the valuation of transactions and management's plan for integration with existing operations.

  •
  Financial Expertise.  Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

  •
  Industry and Technical Expertise.  Because we are a provider of consulting, engineering, program management, construction and technical services focusing on water, natural resources, environment, infrastructure and energy, education or experience in these fields is useful in understanding our various services, the potential expansion of those services, and the market segments in which we compete.

  •
  Government Expertise.  Since approximately 47% of our revenue in fiscal 2013 was derived from U.S. federal, state and local government clients, directors who have served in government positions can provide experience and insight into working constructively with government agencies and administrators, and addressing significant public policy issues in areas related to our business and operations.

Business Experience and Qualifications of Nominees

        Mr. Batrack joined our predecessor in 1980. He has served as our Chief Executive Officer ("CEO") and a director since November 2005, and was named Chairman in January 2008. He has also served as our President since October 2008. Mr. Batrack has served in numerous capacities over the last 33 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex programs for many small and Fortune 500 clients, both in the United States and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

        Mr. Batrack provides to the Board executive leadership and vision, together with an extensive network of client and industry relationships. His thorough knowledge of our business, strategy, people, operations, competition and financial position, as evidenced by our growth during his tenure as CEO, provides us with strong leadership focused on long-term performance and stockholder value.

        Mr. Grant joined our Board in January 2003. He spent approximately 38 years with Ernst & Young LLP (and its predecessor, Arthur Young & Company) where, among other things, he was Vice-Chairman and Regional Managing Partner of the Western United States, which had 2,000 employees. While at Ernst & Young, Mr. Grant served as the audit partner in charge of several large public companies, including those in the engineering and construction, and defense industries. He also served on Ernst & Young's Management Committee for ten years. Mr. Grant retired from Ernst & Young in 1996. Mr. Grant also serves as a director and chairman of the audit committee of a non-profit entity.

        Mr. Grant has an in-depth understanding of the preparation and analysis of financial statements, and is considered an "audit committee financial expert" under SEC rules, based on his lengthy experience as a certified public accountant practicing public accounting. Mr. Grant's extensive accounting and financial knowledge is an invaluable asset to the Board in its oversight of the integrity of our financial statements, the financial reporting process and our system of internal controls. In addition, he has leadership and management experience, which is complemented by his prior service as a public company outside director.

        Mr. Haden has been a member of our Board since December 1992. Since August 2010, Mr. Haden has served as the Athletic Director of the University of Southern California. From 1987 to August 2010, he was a general partner of Riordan, Lewis & Haden ("RLH"), a Los Angeles-based private equity firm that invests in high-growth middle market enterprises. During his tenure at RLH, he was a director of several portfolio companies. Since 2006, Mr. Haden has served as Chairman of the Board, and on several committees, of TCW Strategic Income Fund, Inc., a diversified, closed-end management investment company, and The TCW Funds, a registered investment company. Mr. Haden also serves on the board of the Rose Hills Foundation and the Fletcher Jones Foundation.

        Mr. Haden brings to the Board his affiliation with a prestigious university, together with his demonstrated abilities in leadership, management and motivation. Through his prior relationship with RLH, he provides significant experience in finance and investment, and in M&A transactions. Mr. Haden's service as a director of a public company board brings cross-board experience. He is also an attorney.

        Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of Board meetings. Mr. Lewis co-founded RLH, and has been its Managing Director since 1982. From 1999 to 2009, he served as a director of SM&A, a provider of management consulting, proposal management and program support services. Mr. Lewis currently serves as a director, and on the audit and compensation committees, of several privately held companies, including The Chartis Group, RGM Group, Secure Mission Solutions and Silverado Senior Living.

        As a Managing Director of a private equity firm, and as a director of several companies, Mr. Lewis brings to the Board significant senior leadership, management, operational and financial experience. He has extensive experience in evaluating new business opportunities, which strengthens our ability to select strategic acquisitions. Mr. Lewis also brings experience as a public company outside director.

        Dr. Ritrievi has been a member of our Board since November 2013. She is currently President of The Ritrievi Group LLC where she has advised technology and chemical companies on financial strategies. From 2001 to 2004 she served as Co-Director of Americas Investment Research at Goldman, Sachs & Co. Prior to that, Dr. Ritrievi was a Specialty Chemicals Analyst at Goldman, Sachs & Co., Credit Suisse First Boston, Lehman Brothers and Paine Webber (now UBS Wealth Management). She started her career as a process development engineer at ARCO Chemical. Dr. Ritrievi received her doctorate in Chemical Engineering from the Massachusetts Institute of Technology ("MIT"), and holds a master's degree in

Management from the MIT Sloan School of Management. She continues to serve on advisory boards at Princeton University, Harvard University and MIT.

        Dr. Ritrievi provides to the Board more than two decades of experience in corporate finance, and financial and M&A strategies. She also brings an engineering background, specifically in the area of chemical engineering, which allows her to understand our business from a technical perspective. Dr. Ritrievi also adds executive experience in management and technology consulting, together with investor analyst experience.

        Mr. Smith has been a member of our Board since May 2005. He served as Chairman from March 2006 to January 2008, after having served as Vice Chairman since September 2005. Mr. Smith is a former member of the U.S. Secretary of Defense's Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and head of its Integrated Systems & Solutions business until 2004. From 1999 to 2003, Mr. Smith was Executive Vice President of Lockheed Martin's Space Systems Company. Prior to that, he was President of Government Systems at Harris Corporation. Mr. Smith has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. He has served as a director of the Curtiss-Wright Corporation, a multinational provider of highly engineered products and services, since 2006, and is currently a member of its finance and compensation committees. He has served as a director of CDI Corporation, a professional services company, since 2008, and is currently a member of its finance and compensation committees, since 2008. Mr. Smith also served on the Board of Trustees of Aerospace Corporation from 2005 to 2007.

        Mr. Smith has over 20 years of executive, management and operational experience, including his leadership roles with us and at Lockheed Martin Corporation. He brings broad knowledge of the federal defense industry, specifically in the areas of aerospace, systems and processes, and the engineering services business. Mr. Smith has an engineering degree, which gives him a technical understanding of our business. In addition, he has experience as a director of other public companies, which positions him to provide his insights into a variety of corporate governance practices and other board functions.

        Mr. Thompson joined our Board in April 2007. Since 2000, he has been the President/Chief Executive Officer and a co-owner of Pacific Star Energy, LLC, a private energy investment firm in Alaska. Mr. Thompson served as Managing Director of the Alaska Venture Capital Group LLC, a private oil and gas exploration firm, from 2004 to 2012. From 1998 to 2000, he was the Executive Vice President for ARCO's Asia-Pacific Region. In this role, Mr. Thompson led ARCO's Asia-Pacific operating companies. In previous positions, Mr. Thompson was head of ARCO's oil and gas research and technology center, and was responsible for global technology strategy and energy technology transfer to more than 20 countries. Mr. Thompson served in various technical and management roles at ARCO from 1974 to 2000. Mr. Thompson has served as a director of Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, since 1999, and is a member of its compensation (chair) and safety committees. He has served as a director of Coeur Mining, Inc. since 2002, and is a member of its governance/nominating, audit and safety/environmental (chair) committees. Mr. Thompson has served as a director of Pioneer Natural Resources Company, a large independent oil and gas exploration and production company, since August 2011, and is a member of its governance/nominating, compensation and safety/environmental (chair) committees. He also serves on the board of Provision Ministry Group, a non-profit organization.

        Through Mr. Thompson's various executive positions, including the role of chief executive officer, he brings to the Board leadership, risk management, operations, strategic planning, engineering, environmental, safety and regulatory experience. He also brings expertise in mining and in oil and gas, our fastest growing commercial sector, in which we are expanding our environmental and process engineering practices. Mr. Thompson also has experience as a director of other public companies, which enables him to provide insights into a variety of strategic planning, compensation, finance and governance practices.

        Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute ("MRI"). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as the eighth Administrator of the National Aeronautics and Space Administration ("NASA") under President George H.W. Bush, and prior to that, he had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger, and in 1986 led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizens Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. From 2005 to 2010, he served as a director of Xcel Energy, Inc., an electric power and natural gas utility. Admiral Truly also served on Xcel's finance, governance, compensation and nominating, and nuclear environmental and safety committees during his tenure. He has served as a director of Edenspace Systems Corp., Inc., a private company, since 2005, and as a director and member of the compensation committee of Suntricity Corporation, a private company, since 2011. Admiral Truly also serves on the boards, and on various committees, of Regis University and the Colorado School of Mines.

        As a retired Vice Admiral of the U.S. Navy, Admiral Truly brings to the Board extensive knowledge of the federal government, particularly the U.S. Department of Defense. As the former Administrator of NASA, one of our clients, he brings a broad understanding of NASA's structure, goals and procedures. Admiral Truly also possesses an extensive background in the engineering services business, and his engineering degree gives him a technical understanding of our business. Admiral Truly also has experience serving as a public company outside director.

        Ms. Volpi joined our Board in July 2013. She serves at the Colorado School of Mines as the Executive Vice President for Finance and Administration, Chief Financial Officer and Treasurer. She previously served on the U.S. Olympic Committee as the Chief Administrative Officer. In previous positions, Ms. Volpi served in various financial management roles for Rensselaer Polytechnic Institute, the University of Colorado Foundation and the American Water Works Association. Ms. Volpi holds a Bachelor of Science in Accounting from the University of Colorado and is a Certified Public Accountant.

        Ms. Volpi has an extensive understanding of the preparation and analysis of financial statements. She is considered an "audit committee financial expert" under SEC rules, based on her background as a certified public accountant and her various financial management roles in both private and public sector institutions. Ms. Volpi's expertise in accounting and financial management makes her a key asset to the Board in its oversight of the integrity of our financial statements and the financial reporting process. This expertise is complemented by her leadership and management experience.

Chairman Emeritus

        Dr. Li-San Hwang has served as our Chairman Emeritus since March 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses.

        Dr. Hwang joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

 Independent Directors

        Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that, as of the date of this proxy statement, each member of the Board of Directors other than Mr. Batrack is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by us. Mr. Batrack is not independent because he is an employee. In connection with the assessment of Mr. Thompson's independence, we reviewed the facts and circumstances of his role as an independent director of Coeur Mining, Inc. and Pioneer Natural Resources Company, two of our clients, and Alaska Air Group, Inc., one of our vendors. We concluded that Mr. Thompson is an independent director because his role at each of these companies is limited to that of an independent director, each of the companies is a large public company, and the amount of business done with each of the companies is immaterial to us and each such company.

        All members of each of our Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

        The subjective test under NASDAQ criteria for director independence requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors considers the transactions and other relationships between us and each director and his or her family members and affiliated entities. The Board of Directors determined that there were no transactions or other relationships that exceeded NASDAQ objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Governance

        We are committed to excellence in corporate governance and maintain clear policies and practices that promote good corporate governance. Many of these policies and practices are designed to ensure compliance with the listing requirements of NASDAQ and applicable corporate governance requirements, including the following:

    •
    the Board has adopted clear corporate governance policies;

    •
    the Board has adopted majority voting in the election of directors;

    •
    a majority of our Board members are independent of us and our management;

    •
    the independent members of our Board meet regularly in executive session without the presence of management;

    •
    all members of the Board committees are independent;

    •
    the charters of our Board committees clearly establish their respective roles and responsibilities;

    •
    we have a clear Code of Corporate Conduct that applies to our directors, officers and employees, and our employees acknowledge their responsibilities under the Code every other year;

    •
    we have a hotline available to all employees for the anonymous submission of employee complaints, and all complaints relating to accounting, internal controls or auditing matters go directly to the Chairman of our Audit Committee;

    •
    our Finance Code of Professional Conduct is a code of ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer;

    •
    our internal audit control function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee;

    •
    our Board has adopted a compensation recoupment policy that applies to executive officers under our Executive Compensation Plan, as amended and restated (see Proposal No. 3); and

    •
    we have stock ownership guidelines for our non-employee directors and executive officers.

        Key information regarding our corporate governance initiatives can be found on our website, www.tetratech.com, including our Corporate Governance Principles, Code of Business Conduct, Finance Code of Professional Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on "Corporate Governance" in the Investor Relations section of our website.

Board Leadership Structure

        Our Board of Directors believes strongly in the value of an independent board of directors. Currently, all directors other than Mr. Batrack are independent. We have established a Presiding Director role with broad authority and responsibility, as described further below. The independent members of the Board also meet regularly without management, which meetings are chaired by the Presiding Director. Mr. Lewis currently serves as the Presiding Director, and Mr. Batrack currently serves as our Chairman and CEO.

        The Board believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. In light of Mr. Batrack's knowledge of our company and its industry, and his experience successfully navigating us through both strong and challenging periods, his ability to speak as Chairman and CEO provides us with strong unified leadership.

        The Board believes the role of Chairman and CEO, together with the role of the Presiding Director, provides an appropriate balance in our leadership. The role given to the Presiding Director helps ensure a strong, independent and active Board.

        The Presiding Director is elected by and from the independent directors. The Presiding Director has the following roles and responsibilities:

    •
    scheduling meetings of the independent directors;

    •
    chairing the separate meetings of the independent directors;

    •
    serving as principal liaison between the independent directors and the Chairman and CEO on sensitive issues;

    •
    communicating from time to time with the Chairman and CEO, and disseminating information to the rest of the Board of Directors as appropriate;

    •
    providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;

    •
    being available, as appropriate, for communication with stockholders; and

    •
    overseeing, with the Chairman of the Nominating and Corporate Governance Committee, the annual self-evaluation of the Board of Directors.

The Role of the Board of Directors in Risk Oversight and Management Continuity

        We believe that risk is inherent in the pursuit of long-term growth opportunities. Our management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of our risk management. With the oversight of the Board, we have implemented an enterprise risk management ("ERM") program with practices and policies designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

        The Strategic Planning Committee is responsible for the oversight of the ERM. Our Corporate Risk Management Officer reports the status of the ERM to the Strategic Planning Committee on a semi-annual basis. The reports address our risk management effectiveness, those projects that may significantly impact our financial condition, and any new risk issues and mitigation measures that have been implemented.

        As part of the overall risk oversight framework, other committees of the Board also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Audit Committee oversees matters related to accounting and financial reporting, financial metrics and measures, liquidity and cash flow, tax and treasury, litigation and claims, and compliance with the Sarbanes-Oxley Act of 2002. The Compensation Committee oversees compensation-related risk management, as discussed further under "Compensation Committee" and in the "Compensation Governance" portion of the "Compensation Discussion and Analysis." The Nominating and Corporate Governance Committee is responsible for our Code of Business Conduct and anti-fraud measures.

        Each committee reports to the full Board on its activities. In addition, the Board participates in regular discussions among the directors and with our senior management with respect to several core subjects in which risk oversight is an inherent element, including strategy, operations, finance, mergers and acquisitions, and legal matters. The Board of Directors believes that the leadership structure described above under "Board Leadership Structure" facilitates the Board's oversight of risk management because it allows the Board, with leadership from the Presiding Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management's actions.

        A key responsibility of the Board and our CEO is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the company. Each year, succession planning reviews are held at each business group level, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments.

Board Meetings and Committees

        During fiscal 2013, our Board of Directors held eight meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our then current directors attended last year's annual meeting.

        We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Planning Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on "Corporate Governance," then "Board Committees" in the Investor Relations section of our website at www.tetratech.com. The members of the committees, as of the date of this proxy statement, are identified in the following table. Dr. Ritrievi's committee assignments have not yet been determined.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Hugh M. Grant	Chairman	X	X
Patrick C. Haden		X	Chairman
J. Christopher Lewis	X	X	X
Albert E. Smith		X		Chairman
J. Kenneth Thompson	X	Chairman	X	X
Richard H. Truly		X	X	X
Kirsten M. Volpi	X

Audit Committee

        The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others; reviewing the system of internal controls that management has established; appointing, retaining and overseeing the performance of our independent registered public accounting firm; overseeing our accounting and financial reporting processes and the audits of our financial statements; and pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm. This committee held six meetings during fiscal 2013. Our Board has determined that each of Mr. Grant and Ms. Volpi is an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with our strategy, competitive practice, sound corporate governance principles and stockholder interests. Toward that end, this committee reviews and approves our compensation to executive officers.

        The Compensation Committee's responsibilities and duties include an annual review and approval of our compensation strategy to ensure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including a review of compensation-related risk management. During fiscal 2013, the Compensation Committee performed these oversight responsibilities and duties by, among other things, reviewing our compensation practices and policies generally, including an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. Additional information regarding the Compensation Committee's risk management review appears in the "Compensation Governance" portion of the "Compensation Discussion and Analysis" section of this proxy statement.

        This committee held five meetings during fiscal 2013. Each member is an independent director under the applicable NASDAQ listing standards, an "outside director" as defined in Section 162(m) of the Internal Revenue Code (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

        The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, other than input from the Audit Committee concerning the Chief Financial Officer's compensation. The Compensation Committee has retained Towers Watson as its independent compensation consultant to help establish and implement the

Compensation Committee's compensation philosophy, evaluate compensation proposals recommended by management, and provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers and directors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO, together with the Human Resources staff, present compensation and benefit proposals to the Compensation Committee. Towers Watson works with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee's agent. Towers Watson performs no other consulting or other services for us. For additional information concerning the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this proxy statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. This committee is also responsible for making recommendations to the full Board regarding the compensation of non-employee directors with the assistance of Towers Watson. The Nominating and Corporate Governance Committee held four meetings during fiscal 2013. Each member is an independent director under applicable NASDAQ listing standards.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors has codified the standards for directors in our Corporate Governance Principles. These Principles provide that the Nominating and Corporate Governance Committee will work with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including general understanding of business development and strategy, risk management, finance, financial reporting and other disciplines relevant to the success of a publicly traded company in today's business environment; understanding of our business and the issues affecting that business; education and professional background; personal accomplishment; and diversity. With regard to diversity, we are committed to considering candidates for the Board regardless of gender, ethnicity and national origin. Final approval of a candidate will be determined by the full Board. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to the Board during that director's current term.

        The brief biographical description of each nominee set forth in the "Business Experience and Qualifications of Nominees" section above includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

        In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualifications to our Secretary in writing at the following address: Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2015 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 11, 2014 and November 10, 2014 (or, if the 2015 annual meeting is not held within 30 days of the anniversary of the date of the 2014 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2015 annual meeting). The recommendation must include the same information as is specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

    •
    the name and address of the stockholder who intends to make the nomination and of the person to be nominated;

    •
    a representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

    •
    a description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

    •
    information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee, including directorships held during the past five years; and

    •
    the consent of the nominee to serve as a director if so elected.

Strategic Planning Committee

        The Strategic Planning Committee is responsible for reviewing management's long-term strategy and making a recommendation to the Board regarding that strategy; reviewing and recommending to the Board certain strategic decisions regarding our exit from existing lines of business and entry into new lines of business; reviewing acquisitions, joint ventures, investments or dispositions of businesses and assets, and the financing of these transactions; reviewing the allocation of corporate resources recommended by management, including their relationship with our long-term business objectives and strategic plans; and assessing how technology influences our business strategy and resource allocation. As previously noted, the Strategic Planning Committee is also responsible for the oversight of the ERM. This committee held two meetings during fiscal 2013. Each member of this committee is an independent director under applicable NASDAQ listing standards.

 Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2013. Non-employee directors typically do not receive forms of remuneration, perquisites or benefits other than those described below, but are reimbursed for their expenses in attending meetings.

Fiscal 2013 Cash Compensation

        During fiscal 2013, our non-employee director cash compensation program consisted of the following:

    •
    annual retainer of $65,000 for serving on the Board of Directors for the year of Board service beginning upon election at the 2013 Annual Meeting of Stockholders;

    •
    additional annual retainer fee of $15,000 for serving as the Presiding Director;

    •
    additional annual retainer fee of $15,000 for serving as the Chairman of the Audit Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chairman of the Compensation Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chairman of the Nominating and Corporate Governance Committee;

    •
    additional annual retainer fee of $5,000 for serving as the Chairman of the Strategic Planning Committee;

    •
    additional fee of $2,000 per in-person or telephonic Board meeting attended;

    •
    additional fee of $2,000 per in-person or telephonic Audit Committee meeting attended; and

    •
    additional fee of $1,500 per in-person or telephonic Compensation Committee, Nominating and Corporate Governance Committee or Strategic Planning Committee meeting attended.

Fiscal 2013 Equity Compensation

        Our 2005 Equity Incentive Plan (the "EIP") provides for discretionary equity grants to non-employee directors. The following awards were made to each of Messrs. Grant, Haden, Lewis, Smith, Thompson and Truly on November 16, 2012:

    •
    a non-qualified stock option to purchase 4,200 shares of common stock at an exercise price of $24.26 per share, the fair market value (closing price) of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on the first anniversary of the grant date if the director has not ceased to be a director prior to such date. The options have a term of eight years measured from the grant date, and vest immediately in full upon certain changes in our control or ownership, or upon the optionee's death, disability or retirement while a member of the Board;

    •
    1,800 performance shares, which were awarded concurrently with the annual grants of performance shares to our executive officers as described in the "Compensation Discussion and Analysis" section of this proxy statement. The performance shares are eligible for vesting in equal installments over three years beginning as of the award date. The number of vested shares in each installment (from 0% to 140%) is based on the average annual percentage growth in our earnings per share from the base year, using the same calculation that is used to determine the vesting of performance share awards to executive officers. Accordingly, based on this formula, on November 22, 2013, (i) 0% of the third installment of the fiscal 2011 award vested; (ii) 0% of the second installment of the fiscal 2012 award vested; and (iii) 0% of the first installment of the fiscal 2013 award vested. These shares were therefore forfeited. For additional information concerning the vesting of performance shares, please refer to the "Compensation Discussion and Analysis" section of this proxy statement; and

    •
    900 time-vested restricted stock units ("RSUs"), vesting in four equal annual installments.

        Consistent with our policy regarding initial equity grants for new non-employee directors, on July 29, 2013, Ms. Volpi received a non-qualified stock option to purchase 8,000 shares of common stock at an exercise price of $23.52 per share, the fair market value (closing price) of a share of our common stock on the grant date. On November 14, 2013, Dr. Ritrievi received a non-qualified stock option to purchase 8,000 shares of common stock at an exercise price of $28.68 per share, the fair market value of a share of our common stock on the grant date. Each option vests and becomes exercisable in full on the first anniversary of the grant date if the optionee has not ceased to be a director prior to such date. The option has a term of eight years measured from the grant date, and vests immediately in full upon certain changes in our control or ownership, or upon the optionee's death, disability or retirement while a member of the Board.

Fiscal 2013 Total Director Compensation

        The following table provides information as to compensation for services of our non-employee directors during fiscal 2013. Dr. Ritrievi joined the Board during fiscal 2014.

Director Compensation

Non-Employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Performance Share Awards ($)(2)	Restricted Stock Unit (RSU) Awards ($)(3)	Total ($)
Hugh M. Grant	121,500	36,708	43,668	21,834	223,710
Patrick C. Haden	96,500	36,708	43,668	21,834	198,710
J. Christopher Lewis	121,500	36,708	43,668	21,834	223,710
Albert E. Smith	92,000	36,708	43,668	21,834	194,210
J. Kenneth Thompson	112,500	36,708	43,668	21,834	214,710
Richard H. Truly	97,500	36,708	43,668	21,834	199,710
Kirsten M. Volpi	41,932	69,920	—	—	111,852

(1)
The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), of stock option awards issued pursuant to the EIP. The grant date fair value of the stock option awards granted on November 16, 2012 to each non-employee director on that date was $8.74 per share. The grant date fair value of the stock option award granted on July 29, 2013 to Ms. Volpi was $8.74 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of stock options held by each non-employee director as of September 29, 2013, see the column "Stock Options Outstanding" in the table below.

(2)
The amounts in the Performance Share Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance share awards under the EIP. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 16, 2012 to each non-employee director on that date was $24.26 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested performance shares held by each non-employee director as of September 29, 2013, see the column "Unvested Performance Shares Outstanding" in the table below.

(3)
The amounts in the RSU Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of RSU awards under the EIP. The grant date fair value of these awards is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. The grant date fair value of the performance share awards granted on November 16, 2012 to each non-employee director was $24.26 per share. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of September 29, 2013, see the column "Unvested Performance Shares Outstanding" in the table below.

        Each of the non-employee directors owned the following number of stock options, unvested performance shares and unvested RSUs as of September 29, 2013:

Non-Employee Director	Stock Options Outstanding (#)	Unvested Performance Shares Outstanding (#)	Unvested RSUs Outstanding (#)
Hugh M. Grant	76,200	3,300	900
Patrick C. Haden	36,200	3,300	900
J. Christopher Lewis	76,200	3,300	900
Albert E. Smith	60,950	3,300	900
J. Kenneth Thompson	46,700	3,300	900
Richard H. Truly	52,200	3,300	900
Kirsten M. Volpi	8,000	—	—

Non-Employee Director Stock Ownership

        Our Board has adopted stock ownership guidelines for non-employee directors. The current guidelines call for each non-employee director to own shares of our common stock having a value equal to the lesser of at least three times the non-employee director's regular annual cash retainer or 6,400 shares, with a five-year period to attain that ownership level. Until a director's stock ownership requirement is met, the director must retain at least 75% of "gain shares" resulting from the exercise of a stock option. "Gain shares" means the total number of shares of our common stock that are being exercised, excluding shares that would have been used to satisfy minimum tax withholding obligations had the director been employed by us as a common law employee. In addition to shares of common stock, vested but unexercised stock options and vested performance shares count in determining stock ownership for purposes of the guidelines. The failure to comply with the stock ownership guidelines will result in the director being required to use one-third of any net annual retainer to purchase shares of our stock. As of September 29, 2013, all of our non-employee directors other than Ms. Volpi, who joined the Board on July 29, 2013, met the stock ownership guidelines. Dr. Ritrievi joined the Board on November 14, 2013.

Fiscal 2014 Director Compensation

        In accordance with its Charter, the Nominating and Corporate Governance Committee conducted its annual review of non-employee director compensation based upon an analysis of such compensation at peer companies. The Committee then recommended to the Board that no changes be made to such compensation. The Board approved this recommendation on April 29, 2013.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors through our Secretary by sending an email to bod@tetratech.com or by writing to the following address: Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Stockholders also may communicate with our Compensation Committee through our Secretary by sending an email to compensationcommittee@tetratech.com, or by writing to the following address: Compensation Committee, c/o Secretary, Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107. Our Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed in this proxy statement.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under Section 14A of the Exchange Act, our stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers. The stockholder vote is an advisory vote only and is not binding on us or our Board of Directors. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinion of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers ("NEOs").

        Executive compensation is an important matter for our stockholders. The core of our executive compensation philosophy and practice continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment. We urge you to read the Compensation Discussion and Analysis ("CD&A"), the compensation tables and the narrative discussion in this proxy statement for additional details on our executive compensation program.

        The compensation of our NEOs, consisting of our CEO, CFO and three Group Presidents, is consistent with our pay for performance philosophy as follows:

  •
  We continue to emphasize variable performance-based compensation over fixed or guaranteed pay.    In fiscal 2013, approximately 77% of our CEO's, and approximately 60% of our other NEOs', total direct compensation was "at risk", based on changes in our stock price and/or the achievement of short-term and long-term financial objectives. Further, 58% of the CEO's total direct compensation in fiscal 2013 was in the form of long-term, equity-based incentive awards.

  •
  Each NEO's variable cash incentive award is based on the achievement of financial performance goals during a one-year period.    Based on financial performance in fiscal 2013, this amount of this award, which represented 19% of our CEO's total compensation, decreased 42% from fiscal 2012. For our other NEOs, the awards represented, on average, 22% of their total direct compensation, and the amounts decreased 32% to 42% for our CFO and two Group Presidents from fiscal 2012.

  •
  Of each NEO's long-term equity-based incentive award, 80% consists of performance-based awards, as follows:

  •
  40% consists of performance shares that vest over a three-year performance period, with vesting each year (from 0% to 140%) based on growth in our fully diluted earnings per share from the base year. Accordingly, the amount ultimately earned will not be known until the end of the three-year performance period. For fiscal 2013, based on the decrease in our earnings per share, no performance shares vested from the fiscal 2011, 2012 and 2013 installments;

  •
  40% consists of stock options that vest in equal installments over a four-year period. The realized value, if any, is dependent on stock price appreciation, and a retention incentive is provided by the vesting schedule; and

  •
  20% consists of restricted stock units that vest in equal installments over a four-year period, providing a retention incentive.

  •
  Due to Tetra Tech's financial performance in fiscal 2013 and at our CEO's recommendation, the Compensation Committee decided that the NEOs' fiscal 2014 base salaries would not increase from fiscal 2013.

  •
  Compared to our publicly traded peer companies, for the 2010 – 2012 period, our corporate performance and CEO realizable pay were aligned.    While we outperformed 40% of our peer companies, our CEO realizable pay was less than 75% of those same peer companies.

        We are asking stockholders to vote on the following resolution:

        RESOLVED, that the stockholders approve the compensation of Tetra Tech's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the CD&A, the compensation tables and the narrative discussion.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR approval of the advisory resolution regarding executive compensation.

 PROPOSAL NO. 3

APPROVAL OF THE EXECUTIVE COMPENSATION PLAN,
AS AMENDED AND RESTATED

        We are requesting that stockholders approve the Tetra Tech, Inc. Executive Compensation Plan, as amended and restated ("ECP"), which was adopted by the Board on November 14, 2013, subject to stockholder approval. The ECP is effective commencing with fiscal 2014, and applies to our executive officers within the meaning of Rule 3b-7 of the Exchange Act. The ECP provides opportunities for executive officers to earn financial rewards if we achieve the specified performance objective.

        As proposed for approval, with the exception of (1) defining the performance objective and narrowing the definition of "Net Income" to make the calculation more objective in nature, and (2) adding clawback requirements, the ECP is substantially the same as the plan approved by stockholders at our 2009 annual meeting.

Purpose of the Request for Approval

        The Board believes that a well-designed incentive compensation plan for our executive officers is a significant factor in improving our operating and financial performance, thereby enhancing stockholder value. Important elements of such a plan include:

    •
    A pre-established performance objective for each performance period;

    •
    objective, measurable factors bearing on reported financial results as the basis for any payments made under the ECP; and

    •
    administrative oversight of the plan by the Compensation Committee.

        The Board also believes that all amounts paid pursuant to such a plan should qualify as "performance-based compensation". Section 162(m) of the Internal Revenue Code, as amended (the "Code"), limits the deductibility of bonuses paid to our executive officers unless the plan under which they are paid meets specified criteria, including stockholder approval.

        Briefly, with respect to the ECP, Code Section 162(m) requires:

    •
    bonuses to be paid pursuant to an objective formula;

    •
    certification by the Compensation Committee that the performance goals in the formula have been satisfied; and

    •
    that our stockholders have approved the material terms of the ECP, which include:

    •
    the eligible participants;

    •
    the individual bonus limit; and

    •
    objective performance and pay-out criteria

to ensure performance-based bonuses are fully deductible.

        The Board believes the adoption of the ECP to be in the best interest of stockholders and recommends approval. If the ECP is not approved by our stockholders, commencing with fiscal 2014, non-equity incentive compensation shall no longer be paid to executive officers under the ECP.

        The summary of the ECP provided above is a summary of its principal features. This summary, however, does not purport to be a complete description of all of the provisions of the ECP and it is qualified in its entirety by reference to the full text of the ECP attached to this proxy statement as Appendix A.

 Purpose of the ECP

        The purpose of the ECP is to motivate and reward our executive officers by making a portion of their cash compensation dependent on the achievement of certain objective criteria related to our financial performance. In accordance with our compensation policy that cash compensation should vary with company performance, a substantial part of each executive officer's total potential cash compensation is tied to performance by way of performance-based bonuses under the ECP.

        Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the bonuses to executive officers under the ECP will qualify for exemption under Code Section 162(m). However, our intention and that of the Compensation Committee is to administer the ECP in compliance with Code Section 162(m) with respect to executive officers. If any provision of the ECP does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the ECP may be operated without regard to the constraints of Code Section 162(m).

Participants

        Individuals eligible for ECP awards are our executive officers, as designated by the Compensation Committee each plan year. Accordingly, each executive officer who remains employed by us in fiscal 2014 has an interest in Proposal No. 3. The number of executive officers who will participate in the ECP and the amount of ECP awards are not presently determinable. Amounts to be paid under the ECP each fiscal year are formula driven, based on our financial performance in that fiscal year, together with the executive's individual performance, as described in the "Compensation Discussion and Analysis—Compensation Components—Variable Cash Incentive Awards" section of this proxy statement.

Administration

        The ECP will be administered by the Compensation Committee, which will have the discretionary authority to interpret the ECP, including all decisions regarding (1) eligibility to participate, (2) whether the performance objective and other conditions required to earn an award have been met, and (3) the exercise of discretion to reduce or eliminate the amount to be provided as an incentive payment under the ECP. The Compensation Committee may delegate, in whole or in part, its administrative authority with respect to the ECP, other than such delegation as would jeopardize compliance with Code Section 162(m).

Performance Objective; Maximum Bonus and Payout Criteria

        Each award must provide that the performance objective is our achievement of positive Net Income (as defined below) for the then current performance period. Awards are not guaranteed and will not be paid unless this performance objective is met and the Compensation Committee authorizes the payment of a bonus under the ECP. Each participant may earn a payment equal to the Maximum Amount (as defined below) or such lesser amount, including zero, that the Compensation Committee determines in its sole discretion based on such factors as it may deem appropriate, including but not limited to overall corporate performance based on an assessment of how we performed on an overall basis in achieving our key objectives and individual contribution based on individual performance.

        In no event may the Compensation Committee increase the amount of any award above the Maximum Amount. The "Maximum Amount" under the ECP for a plan year shall be equal to (1) 2.5% of our Net Income for that plan year in the case of our CEO; and (2) 1.25% of our Net Income for that plan year in the case of any other executive officer participating in the ECP for that plan year. The actual amount of future bonus payments under the ECP is not presently determinable, but will be based on financial results in each fiscal year.

        For purposes of the ECP, "Net Income" means our net income as set forth in our audited financial statements excluding (1) the dilutive effects of acquisitions or joint ventures; (2) restructuring and/or other nonrecurring charges, including but not limited to goodwill impairments and earn-out adjustments; (3) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (4) the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (5) exchange rate effects, as applicable, for any non-US dollar denominated sales and earnings.

        The Compensation Committee has discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of the ECP and Code Section 162(m), on the payment of awards to participants.

Payment of Awards

        The payment of a bonus for a plan year requires the participant to be employed by us as of the date the bonus is paid. However, the Compensation Committee may make exceptions to this requirement in the case of retirement, death, disability or other circumstances. Prior to the payment of any bonus under the ECP, the Compensation Committee must make a determination, certified in writing, that the payment is consistent with the restrictions set forth in the ECP. The payment of bonuses under the ECP must be made in cash and occur within a reasonable period of time after the end of the plan year to which the bonus relates. Payment of bonuses under the ECP may also be deferred for payment at a future date under the terms of our Deferred Compensation Plan (see the "Nonqualified Deferred Compensation—Fiscal 2013" table).

Clawback Requirements

        In order to comply with Section 10D of the Exchange Act, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the "Clawback Requirements"), if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, then each participant shall return to us, or forfeit if not yet paid, the amount of any payment received with respect to an award under the ECP during the three-year period preceding the date on which we are required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the participant under the accounting restatement as determined by the Compensation Committee in accordance with the Clawback Requirements and any policy adopted by the Compensation Committee pursuant to the Clawback Requirements.

Term and Amendment of ECP

        The ECP is effective with respect to our operations for the plan year beginning September 30, 2013, contingent upon approval by our stockholders at our 2014 annual meeting. The ECP does not have a fixed termination date and may be terminated by the Compensation Committee at any time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend and reinstate the ECP at any time, provided that any such amendment or reinstatement shall be subject to stockholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

New Plan Benefits

        All awards to executive officers are based on actual performance in future periods and are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the ECP are not determinable at this time. We have therefore not included a table that reflects such awards.

 Federal Income Tax Consequences

        Subject to the approval by the stockholders of the proposal described herein, we will be entitled to a deduction equal to the amount of income recognized by the recipient of a performance bonus. However, if the proposal is not approved by the stockholders and the Compensation Committee implements alternative methods of paying bonuses in lieu of the ECP commencing in fiscal 2014, the future deductibility of any such bonuses may be limited by Code Section 162(m).

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the approval of the Tetra Tech, Inc. Executive Compensation Plan, as amended and restated, with respect to our executive officers.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking our stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

        PricewaterhouseCoopers LLP has audited our consolidated financial statements annually since fiscal year 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed or expected to be billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 29, 2013 and September 30, 2012:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$3,103,200	$2,791,265
Audit-Related Fees	—	—
Tax Fees	267,912	1,191,415
All Other Fees	3,600	3,600

Total Fees	$3,374,712	$3,986,280

        Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting, for the reviews of the interim consolidated financial statements included in our quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or other engagements.

        Audit-Related Fees.    In fiscal 2013 and 2012, there were no audit-related fees.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice, tax planning and tax returns. These services include assistance regarding federal, state and international tax compliance; assistance with tax reporting requirements, tax returns and audit compliance; mergers and acquisitions tax compliance; and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements. The significant decrease in fiscal 2013 from fiscal 2012 resulted from our transfer of U.S. federal and state tax compliance work to another firm.

        All Other Fees.    These fees were associated with an annual license fee for software used by management in performing technical research.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our executive management. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

        The affirmative vote of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2014.

OWNERSHIP OF SECURITIES

        The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2013 by:

    •
    all those persons known by us to own beneficially 5% or more of our common stock;

    •
    each director and nominee;

    •
    our CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) named in the table entitled "Summary Compensation Table" below; and

    •
    all directors and executive officers as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2013 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2013, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2013. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 64,416,926 shares of common stock outstanding on December 1, 2013 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2013. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
BlackRock, Inc.(1)	5,044,863	7.8
The Vanguard Group, Inc.(2)	3,806,920	5.9
Dan L. Batrack(3)	592,576	*
Steven M. Burdick(4)	149,991	*
Ronald J. Chu(5)	138,241	*
Hugh M. Grant(6)	86,125	*
Frank C. Gross, Jr.(7)	60,905	*
Patrick C. Haden(8)	44,325	*
J. Christopher Lewis(9)	119,723	*
James R. Pagenkopf(10)	145,632	*
Kimberly E. Ritrievi(11)	1,800	*
Albert E. Smith(12)	91,732	*
J. Kenneth Thompson(13)	57,625	*
Richard H. Truly(14)	62,125	*
Kirsten M. Volpi(15)	1,800	*
All directors and executive officers as a group (21 persons)(16)	2,559,842	3.9

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 3), dated as of February 4, 2013, filed by BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated as of February 7, 2013, filed by The Vanguard Group, Inc., whose address is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
Includes options to purchase 426,038 shares.

(4)
Includes options to purchase 122,313 shares.

(5)
Includes options to purchase 111,260 shares.

(6)
Includes options to purchase 76,200 shares.

(7)
Includes options to purchase 28,346 shares.

(8)
Includes options to purchase 36,200 shares. The business address of Mr. Haden is c/o University of Southern California Athletic Department, Heritage Hall 203A, 3501 Watt Way, Los Angeles, CA 90089.

(9)
Includes options to purchase 76,200 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.

(10)
Includes options to purchase 86,963 shares.

(11)
The business address of Dr. Ritrievi is 1850 Brightwaters Blvd. NE, Saint Petersburg, FL 33704

(12)
Includes options to purchase 60,950 shares.

(13)
Includes options to purchase 46,700 shares. The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, AK 99515.

(14)
Includes options to purchase 52,200 shares.

(15)
The business address of Ms. Volpi is c/o Colorado School of Mines, 1500 Illinois St., Golden, CO 80401.

(16)
Includes options to purchase 1,929,915 shares.

Equity Compensation Plan Information

        The following table provides information as of September 29, 2013 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan (the "ESPP") and the EIP.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	4,263,413	$21.88	4,331,059	(3)

(1)
Excludes purchase rights under our ESPP for the purchase right period that commenced on January 1, 2013 and ended on December 31, 2013.

(2)
Consists of the EIP, the 2003 Outside Director Stock Option Plan (the "ODP") and the ESPP.

(3)
As of September 29, 2013, an aggregate of 3,352,705, 22,000 and 956,354 shares of common stock were available for issuance under the EIP, the ODP and the ESPP, respectively. As of September 29, 2013, only 938,114 of these shares remained available for full-value awards. We no longer grant options under the ODP.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2013. A late report was filed on behalf of each of Mr. Pagenkopf and Brian Carter, our Senior Vice President and Corporate Controller, due to administrative error.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

        The following discussion describes and analyzes Tetra Tech's compensation program for its NEOs. Tetra Tech's NEOs for fiscal 2013 are Dan L. Batrack, Chairman and CEO; Steven M. Burdick, Executive Vice President and CFO; and Tetra Tech's three Group Presidents: James R. Pagenkopf, Executive Vice President and President of Engineering and Consulting Services ("ECS"); Ronald J. Chu, Executive Vice President and President of Technical Support Services ("TSS"); and Frank C. Gross, Jr., Executive Vice President and President and Remediation and Construction Management ("RCM").

        In this Compensation Discussion and Analysis ("CD&A"), we first provide an Executive Summary (pages 29 to 34) with highlights of the CD&A. Next, we cover Tetra Tech's Compensation Philosophy and Objectives. We then discuss the Compensation Process the Compensation Committee follows in deciding how to compensate Tetra Tech's NEOs, and provide a brief overview of the Compensation Components of Tetra Tech's compensation program. Finally, we discuss and analyze the Compensation Committee's specific decisions about the NEOs' Fiscal 2013 Compensation and, to the extent that it is pertinent to a fair understanding of fiscal 2013 compensation, the Compensation Committee's November 2013 decisions regarding Fiscal Year 2014 Compensation Approach.

Executive Summary

  •
  Tetra Tech's Fiscal 2013 Financial Performance Compared to Fiscal 2012 and Executive Compensation

        In fiscal 2013, Tetra Tech's revenue and operating income declined compared to fiscal 2012. The financial results were adversely impacted by weakness in Tetra Tech's Eastern Canada and global mining operations, and the significant costs incurred to right-size these businesses during the third quarter of fiscal 2013. Tetra Tech also incurred significant charges on certain projects that further reduced its revenue and earnings. To a lesser extent, Tetra Tech experienced an expected decline in revenue from U.S. federal government programs as uncertainty regarding the U.S. federal budget continued to delay project funding. Tetra Tech's earnings were also negatively impacted by a non-cash goodwill impairment charge recorded in the third quarter of fiscal 2013.

        Tetra Tech maintained a healthy balance sheet in fiscal 2013, ending the year with net debt (cash and cash equivalents less total debt) of $78.4 million. Tetra Tech's cash flow from operations growth performance in the five-year period from 2007 to 2012 was at the 100th percentile compared to publicly traded peer companies. In June 2013, the Board authorized the repurchase of up to $100 million of Tetra Tech's common stock. The Board extended the stock repurchase program in November 2013 through fiscal 2014 and revised the pricing parameters to enable repurchases at higher stock prices.

        The following table shows Tetra Tech's financial performance in the categories used by the Compensation Committee to determine NEO compensation.

	Fiscal 2013	Fiscal 2012	% Change
	($ in millions)
Revenue	$2,613.8	$2,711.1	(4)
Operating income(1)(2)	76.8	167.3	(54)
Cash flow from operating activities	137.8	158.0	(13)
Backlog(2)	1,913.7	2,138.8	(11)

(1)
Excludes goodwill impairment charge of $56.6 million in fiscal 2013 and $.9 million in fiscal 2012

(2)
Non-GAAP financial measure

  •
  Executive Compensation Aligned with Performance

        The tables below display the NEOs' cash incentive compensation, base salary and long-term equity-based incentive awards, and the adverse effect of fiscal 2013 performance on NEO compensation. The decreases in compensation reflect Tetra Tech's fiscal 2013 financial results and its strong commitment to align pay with performance. Specifically, for the CEO, (1) his variable cash incentive award was $530,000, or 42%, lower than his award in fiscal 2012, (2) his fiscal 2013 base salary was not increased for fiscal 2014, and (3) he forfeited performance shares that did not vest having an aggregate value of $796,729. The aggregate adverse effect of Tetra Tech's fiscal 2013 performance on the CEO's fiscal 2013 compensation was $1,326,729.

Variable Cash Incentive Awards

        The variable cash incentive awards for the NEOs are consistent with Tetra Tech's core philosophy to pay for performance. For the CEO and CFO, cash incentive awards are based on Tetra Tech's overall financial performance in the fiscal year, together with the executive's individual performance. For Group Presidents, these awards are based upon the financial performance of each Group President's respective business group, together with the executive's individual performance. For both the corporate and group performance components, the awards are generally determined by comparing actual fiscal 2013 performance to the fiscal 2013 target, as approved by the Board at the beginning of the fiscal year, in the categories of gross revenue, operating income, cash flow and backlog. The method of calculation is specifically described below in "Compensation Components—Variable Cash Incentive Awards". Based upon Tetra Tech's and each business group's performance in fiscal 2013, the variable cash incentive awards were as follows:

Variable Cash Incentive Awards for Fiscal 2013 Compared to Fiscal 2012

Named Executive Officers	Fiscal 2013 ($)	Fiscal 2012 ($)	Change ($)	Change (%)
Dan L. Batrack	720,000	1,250,000	(530,000)	(42)
Steven M. Burdick	215,000	367,000	(152,000)	(41)
James R. Pagenkopf	205,000	300,000	(95,000)	(32)
Ronald J. Chu	335,000	312,000	23,000	7
Frank C. Gross, Jr.	200,000	347,000	(147,000)	(42)

Base Salaries

        Base salaries are determined by the Compensation Committee near the beginning of each fiscal year. As reflected in the following table, based upon Tetra Tech's financial performance in fiscal 2013 and at the CEO's recommendation, in November 2013 the Compensation Committee decided that the fiscal 2013 base salaries for NEOs should not be increased. Accordingly the fiscal 2013 base salaries will remain in place until November 2014.

Base Salaries for Fiscal 2014 Compared to Fiscal 2013

Named Executive Officers	Fiscal 2014 Base Salary	Fiscal 2013 Base Salary	% Change
Dan L. Batrack	$900,000	$900,000	0
Steven M. Burdick	430,000	430,000	0
James R. Pagenkopf	430,000	430,000	0
Ronald J. Chu	430,000	430,000	0
Frank C. Gross, Jr.	450,000	450,000	0

Long-Term, Equity-Based Incentive Awards

        In November 2012, Tetra Tech granted stock options, and awarded performance shares and RSUs, to the NEOs. The performance shares (representing 40% of the total award) had performance-based vesting, based on the growth in Tetra Tech's fully diluted earnings per share from continuing operations ("EPS"), during the three-year performance period following the award, as more fully described below in "Compensation Components—Long-Term, Equity-Based Incentive Awards". The stock options and RSUs (representing 40% and 20%, respectively, of the total award) each had time-based vesting at the rate of 25% per year. The Compensation Committee believes that this mix offered a total long-term equity incentive opportunity aligned with stockholder interests, with the appropriate balance of risk, performance and retention.

Performance Shares Awarded in Fiscal Years 2011, 2012 and 2013—All of Which Were Forfeited
Based on Fiscal 2013 Performance

        Based upon Tetra Tech's fiscal 2013 financial performance, no performance shares awarded in fiscal years 2011, 2012 and 2013 vested in November 2013, and these shares were forfeited. The following table reflects the value of the forfeited performance shares awarded in those fiscal years that were scheduled to vest in November 2013, and the aggregate effect on each NEO's compensation:

Named Executive Officers	Fiscal 2011 Performance Shares (#)(1)	Fiscal 2012 Performance Shares (#)(2)	Fiscal 2013 Performance Shares (#)(3)	Effect on Compensation of Forfeited Shares ($)(4)
Dan L. Batrack	8,333	10,000	12,334	(796,729)
Steven M. Burdick	1,100	1,667	2,134	(127,328)
James R. Pagenkopf	2,150	2,388	2,867	(192,382)
Ronald J. Chu	2,197	2,423	2,784	(192,356)
Frank C. Gross, Jr.(5)	—	6,667	1,734	(218,258)

(1)
Grant date fair value of $23.48 per share. Accordingly, of the 2011 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $195,659, $25,828, $50,482 and $51,586 was not realized by Messrs. Batrack, Burdick, Pagenkopf and Chu, respectively.

(2)
Grant date fair value of $22.53 per share. Accordingly, of the 2012 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $225,300, $37,558, $53,802, $54,590 and $150,207 was not realized by Messrs. Batrack, Burdick, Pagenkopf, Chu and Gross, respectively.

(3)
Grant date fair value of $24.26 per share. Accordingly, of the 2013 Stock Awards compensation included in the "Summary Compensation Table" in this proxy statement, $299,222, $51,771, $69,553, $67,539 and $42,067 was not realized by Messrs. Batrack, Burdick, Pagenkopf, Chu and Gross, respectively.

(4)
Calculated by multiplying the aggregate number of shares that did not vest by $25.98, the closing price of our common stock at September 27, 2013 (the last business day of our fiscal year).

(5)
Mr. Gross joined Tetra Tech in July 2011 and he did not receive an award of performance shares for fiscal 2011.

 Long-Term Equity-Based Incentive Awards for Fiscal 2013 Compared to Fiscal 2012

        The fiscal 2013 equity award grant date values are presented below. As indicated in the table above, there can be no assurance that these grant date fair values will ever be realized.

Named Executive Officers	Fiscal 2013 Equity Award Grant Value ($)	Fiscal 2012 Equity Award Grant Value ($)	Change (%)
Dan L. Batrack	2,242,280	1,914,900	17
Steven M. Burdick	372,736	339,800	10
James R. Pagenkopf	500,864	457,187	10
Ronald J. Chu	486,305	463,817	5
Frank C. Gross, Jr.(1)	302,848	617,386	(51)

(1)
Mr. Gross joined Tetra Tech in July 2011 and his offer letter provided for an award of 20,000 performance shares for fiscal 2012.

Aggregate Effect of Fiscal 2013 Performance on NEO Compensation

        The following table reflects the aggregate effect of Tetra Tech's fiscal 2013 performance on each NEO's compensation, as more specifically described in the tables above:

Named Executive Officers	Salary Adjustment	Variable Cash Incentive Award Reduction ($)	Value of Forfeited Performance Shares ($)	Total Reduction in Compensation ($)
Dan L. Batrack	0	(530,000)	(796,729)	(1,326,729)
Steven M. Burdick	0	(152,000)	(127,328)	(279,328)
James R. Pagenkopf	0	(95,000)	(192,382)	(287,382)
Ronald J. Chu	0	23,000	(192,356)	(169,356)
Frank C. Gross, Jr.	0	(147,000)	(218,258)	(365,258)

Fiscal 2013 NEO Compensation Elements

        Tetra Tech is committed to a pay for performance philosophy and continues to emphasize variable performance-based compensation over fixed or guaranteed pay. As illustrated in the following charts, approximately 77% of the CEO's and 60% of the other NEOs' total direct compensation opportunity in fiscal 2013 was "at risk", based on changes in Tetra Tech's stock price and/or the achievement of short-term and long-term financial objectives. Also, the majority of the NEOs' total direct compensation is granted in the form of long-term incentives. The Compensation Committee believes that the balance of fixed and variable compensation, as well as short-term and long-term compensation elements, maintains a strong link between the NEOs' compensation and Tetra Tech performance, and motivates executives to deliver strong business performance, which creates stockholder value.

2013 Total Direct Compensation Mix—CEO

 2013 Average Total Direct Compensation Mix—Other NEOs

Total Realized Compensation

        The following table shows the compensation actually realized by our NEOs in each of the last three fiscal years. This information is not intended as, nor should it be considered as, a substitute for the Summary Compensation Table required by SEC regulations. The primary difference between the two tables arises from the accounting value attributed to equity awards at grant date in the Summary Compensation Table ("SCT") while the Total Realized Compensation Table below shows the cash value actually realized by an NEO exercising equity awards or having equity awards vest in a given year (before payment of applicable withholding taxes and brokerage commissions).

        As shown in the table, for fiscal 2013, the total compensation realized by our CEO was 63% of his total compensation reflected in the SCT, and the average total compensation realized by our other NEOs was significantly lower than their average total compensation shown in the SCT. The Compensation Committee believes that the information in the table below demonstrates the implementation of the pay for performance philosophy.

Total Realized Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total Realized Compensation ($)(3)	Total Compensation as Reported in SCT ($)(5)	Difference Between Realized Compensation and Reported Compensation ($)
Dan L. Batrack	2013	884,615	—	720,000	788,701	29,948	40,395	2,463,659	3,887,290	(1,423,631)
Chairman and Chief	2012	791,250	—	1,250,000	598,185	15,392	41,586	2,696,413	3,997,736	(1,301,323)
Executive Officer	2011	720,865	—	1,185,000	496,785	170	31,986	2,434,806	3,415,805	(980,999)
Steven M. Burdick	2013	425,384	—	215,000	99,150	—	39,132	778,666	1,052,252	(273,586)
Executive Vice President	2012	400,000	—	367,000	78,877	—	45,446	891,323	1,152,246	(260,923)
and Chief Financial Officer	2011	338,230	—	355,000	86,590	—	28,150	807,970	948,099	(140,129)
James R. Pagenkopf	2013	425,384	—	205,000	147,210	—	28,909	806,503	1,160,157	(353,654)
Executive Vice President and	2012	386,539	—	300,000	82,933	5,070	25,902	800,444	1,169,628	(369,184)
President of Engineering and	2011	295,961	—	300,000	25,828	13,313	14,350	649,452	1,049,059	(399,607)
Consulting Services
Ronald J. Chu	2013	425,384	—	335,000	170,305	—	30,706	961,395	1,277,395	(316,000)
Executive Vice President and	2012	386,539	—	312,000	129,408	13,600	36,137	877,684	1,198,493	(320,809)
President of Technical	2011	297,911	—	290,000	73,329	—	28,150	689,390	1,064,419	(375,029)
Support Services
Frank C. Gross, Jr	2013	448,461	—	200,000	244,833	—	34,773	928,067	986,082	(58,015)
Executive Vice President and	2012	440,000	—	347,000	90,685	—	37,347	915,212	1,441,733	(526,521)
President of Remediation and	2011	84,615	210,000	140,000	—	—	4,657	429,272	903,872	(464,600)
Construction Management

(1)
For further information concerning the difference between the base salaries disclosed in the CD&A and the salaries set forth above, see footnote (1) of the SCT.

(2)
Consists of variable cash incentive awards paid to the NEOs.

(3)
Total realized compensation represents the value realized from the exercise of stock options and the vesting of performance shares (as reflected in the "Options Exercised and Stock Vested" table for the applicable fiscal year).

(4)
For components of "All Other Compensation," see footnote (5) of the SCT.

(5)
Reflects total compensation as reported in the SCT in accordance with SEC regulations.
  •
  Executive Compensation Philosophy and Practices

        Tetra Tech's executive officers are compensated in a manner consistent with Tetra Tech's strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Last year, our stockholders approved our executive compensation philosophy and program by approximately 80% of stockholder votes. The tables below outline Tetra Tech's pay for performance philosophy and the strong governance practices employed with the intention of best serving stockholders over the long term.

        Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy and Objectives

        The Compensation Committee believes that Tetra Tech's NEOs should be paid in a manner that attracts, motivates and retains the best-available talent, while rewarding them for successful results. Within this overall philosophy, the Compensation Committee's ongoing objectives are:

    •
    to offer a total compensation program that is flexible in adapting to evolving regulatory requirements and changing economic and social conditions, and takes into consideration the compensation practices of peer companies identified based on an objective set of criteria;

    •
    to provide annual variable cash incentive awards based on Tetra Tech's satisfaction of designated financial and non-financial objectives; and

    •
    to align the financial interests of executive officers with those of stockholders by providing appropriate long-term, equity-based incentives and retention awards that encourage a culture of ownership consistent with established stock ownership guidelines.

        There are three major components of the annual compensation of our NEOs: base salary, variable cash incentive awards, and long-term, equity-based incentive awards. Emphasis is placed on the two performance-based components, variable cash and equity incentive awards, as more specifically shown below:

Named Executive Officers	Fiscal 2013 Total Direct Compensation ($)	Variable Compensation as a % of Total Direct Compensation (%)
Dan L. Batrack	3,862,280	77
Steven M. Burdick	1,017,736	58
James R. Pagenkopf	1,135,864	62
Ronald J. Chu	1,251,305	66
Frank C. Gross, Jr.	952,848	53

        In addition, no NEO has an employment agreement, is subject to a supplemental executive retirement plan, or received matching contributions on deferred compensation, tax gross-ups or tax-equalization payments. The NEOs have limited perquisites as described below under "Group Benefits/Perquisites". Further, there are no guaranteed bonuses, special pension arrangements or special severance arrangements, other than change in control agreements described in the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

        •    Pay for Performance Alignment.    The Compensation Committee retained Towers Watson as its independent compensation consultant to analyze Tetra Tech's pay for performance alignment with respect to the CEO and the other NEOs. To test this alignment, Towers Watson evaluated:

    •
    the CEO's and other NEOs' realizable pay at Tetra Tech compared to the realizable pay of their counterparts at publicly-traded peer companies (as described under "Compensation Process" below); and

    •
    Tetra Tech's corporate performance compared to the performance of the publicly-traded peer companies.

        Towers Watson performed its analysis based on the most recently completed three-year period (2010 - 2012) for both Tetra Tech and such peer companies. For pay elements (aggregate for fiscal years 2010 - 2012), Towers Watson reviewed realizable total direct compensation, consisting of (1) aggregate salary, (2) aggregate actual bonuses paid, and (3) realizable gains of long-term incentive awards granted during the relevant three-year period. For performance metrics (compound annual growth rate ("CAGR") for fiscal years 2010 - 2012), Towers Watson reviewed a corporate-performance composite comprised of

(1) revenue growth, (2) operating income growth, (3) free cash flow, and (4) total shareholder return ("TSR"). TSR over a period is defined as the net stock price change plus the dividends paid during that period. These metrics were selected based on Tetra Tech's performance measurement framework for its short-term and long-term executive incentive programs. Additionally, Towers Watson included TSR as it provides an objective, consistent measurement across Tetra Tech and its peers, and it is the measure most frequently referenced by stockholders and their advisors.

        Towers Watson found that corporate performance and CEO pay were aligned during the 2010-2012 period. Our other NEO pay and performance were somewhat aligned as a result of the lower total direct compensation of such NEOs compared to their peers. Specifically:

    •
    Tetra Tech's corporate performance was at the 41st percentile;

    •
    the CEO's realizable total direct compensation was at the 25th percentile; and

    •
    the other NEOs' realizable total direct compensation, in the aggregate, was at the 14th percentile.

        Towers Watson also found that based on TSR as the sole measure of corporate performance, the CEO and other NEO pay and performance were strongly aligned during the 2010-2012 period. Specifically:

    •
    Tetra Tech's TSR performance was at the 13th percentile;

    •
    the CEO's realizable total direct compensation was at the 25th percentile; and

    •
    the other NEOs' realizable total direct compensation, in the aggregate, was at the 14th percentile.

        •    Stock Ownership Guidelines.    To further the goal of aligning the interests of executive officers with those of stockholders by providing appropriate long-term incentives, Tetra Tech has maintained a policy regarding minimum ownership of shares by Tetra Tech's executive officers since November 2010. These ownership guidelines, as updated in November 2013, call for the CEO to own shares of Tetra Tech's common stock having a value equal to the lesser of at least three times the CEO's base salary or 108,000 shares; for each Executive Vice President to own shares having a value equal to the lesser of at least two times base salary or a fixed number of shares; and for each other executive officer to own shares having a value equal to the lesser of at least one times the executive officer's base salary or a fixed number of shares. Until an executive officer's stock ownership requirement is met, the executive officer must retain at least 75% of "gain shares" resulting from the exercise of a stock option or vesting of a performance share award. With respect to stock options, "gain shares" means the total number of shares of common stock that are being exercised less the number of shares, if any, used in the case of a cashless exercise to pay for the exercise price. With respect to performance share and RSU awards, "gain shares" means the total number of shares of common stock subject to any such equity award that vest. Gain shares do not include shares of common stock that are used to satisfy tax withholding obligations. Each executive officer has five years from the later of the date of such officer's appointment or the date of adoption of the guidelines to attain the required ownership level. In addition to shares of common stock, vested but unexercised stock options, and vested performance shares and RSUs, count in determining stock ownership for purposes of the guidelines. An executive officer who fails to comply with the stock ownership guidelines will be required to use one-third of any net annual cash bonus to purchase shares of Tetra Tech stock. As of November 2013, all of Tetra Tech's executive officers met the stock ownership guidelines except Brian Carter, who was named an executive officer in November 2012.

        •    Clawback Requirements.    Tetra Tech's ECP (see Proposal No. 3) provides that if Tetra Tech is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then each participant shall return to Tetra Tech, or forfeit if not yet paid, a specified amount. The amount is any payment received with respect to an award under the ECP during the three-year period preceding the date on which Tetra Tech is required to prepare the accounting restatement, based on the erroneous data less what would have been paid to the participant under the accounting restatement as determined by the Compensation Committee in accordance with the Clawback Requirements and any policy adopted by the Compensation Committee pursuant to the Clawback Requirements.

        •    Compensation-Related Risk Management.    The Compensation Committee's annual review and approval of Tetra Tech's compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviewed Tetra Tech's compensation program for employees and executives, including the annual cash incentive plans and long-term, equity-based incentive awards, and concluded that the compensation program does not create risks that are reasonably likely to have a material adverse effect on Tetra Tech.

        Based upon this review, the Compensation Committee believes that Tetra Tech's executive compensation program provides an appropriate pay philosophy, peer group and benchmarking to support business objectives with meaningful risk mitigation measures and negative discretion by the Compensation Committee. The Compensation Committee also believes that Tetra Tech's executive compensation program provides an effective balance of cash and equity mix, short-term and long-term performance focus, corporate and business group focus, individual performance focus, and financial performance measurement that avoids taking short-term risks at the expense of long-term stockholder interests.

        The Compensation Committee further believes that the following risk oversight and compensation design features described in greater detail elsewhere in this CD&A safeguard against excessive risk taking:

    •
    stock ownership requirements and a clawback policy;

    •
    prohibitions on executive officers engaging in any speculative transactions in Tetra Tech securities like hedging, and from pledging Tetra Tech securities in margin accounts or as collateral for a loan;

    •
    executive bonus payouts are based on financial performance metrics that drive stockholder value; and

    •
    long-term, equity-based incentive awards for executive officers are also based on financial metrics that drive stockholder value, and all equity awards have vesting requirements that align employees' interests with stockholders.

Compensation Process

        The Compensation Committee began its process of deciding how to compensate Tetra Tech's NEOs by considering the competitive market data provided by Towers Watson and Tetra Tech's human resources staff. The Compensation Committee engaged Towers Watson to provide advice and recommendations on competitive market practices and specific compensation decisions. The market data included information from peer company public disclosures and an industry-specific survey provided by FMI Corporation. This was used to identify a list of 16 companies that comprised Tetra Tech's peer companies (the "Peer Companies"). The Peer Companies consisted of companies that (1) focus primarily on engineering consulting services, consistent with Tetra Tech's executive talent competitors, (2) are size-relevant based on

Tetra Tech's gross revenue of $2.6 billion, and (3) include both publicly traded and privately held firms. The Peer Companies, which had median gross revenue of $2.7 billion, are listed below:

AECOM Technology Corporation	Jacobs Engineering Group, Inc.
Arcadis US Inc.	MasTec Inc.
Black & Veatch Corporation	Parsons Brinckerhoff, Inc.
CDM Smith, Inc.	Parsons Corporation
CH2M Hill Companies Ltd.	The Shaw Group, Inc.
Dycom Industries Inc.	Tutor Perini Corporation
Foster Wheeler AG	URS Corporation
HDR, Inc.	Wilbros Group, Inc.

        To the extent of available information, the positions and compensation levels of Tetra Tech's NEOs were compared to those of their counterpart positions at the Peer Companies, and the compensation levels for comparable positions at the Peer Companies were examined for guidance in determining base salaries, variable cash incentive awards, long-term, equity-based incentive awards, and total compensation.

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although it seeks input and recommendations from the CEO and Tetra Tech's human resources staff. Further, the Compensation Committee and the Audit Committee jointly determine the compensation of the CFO. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. Towers Watson works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities, and has undertaken no projects for management except at the request of the Compensation Committee chairman and in the capacity of the Compensation Committee's agent where such projects are in direct support of the Compensation Committee's charter. No work performed by Towers Watson during fiscal 2013 raised any conflict of interest.

        In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Tetra Tech and its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the cash incentive awards paid to the NEOs and the performance shares awarded to the NEOs for fiscal 2013 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the stock options and RSUs with time-based vesting granted to the NEOs in fiscal 2013 are subject to the deduction limits of Code Section 162(m). In November 2013, the Compensation Committee implemented an amended and restated ECP which is the subject of Proposal No. 3 in this proxy statement.

        The Compensation Committee considers the accounting consequences to Tetra Tech of different compensation decisions and the impact on stockholder dilution. However, neither of these factors will compel a particular compensation decision.

        The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer's performance. For example, the fiscal 2013 awards were granted in November 2012, following the determination of Tetra Tech's financial performance in the fiscal year ended September 30, 2012. The Compensation Committee's policy is to grant these equity awards following the public release of Tetra Tech's fourth quarter and fiscal year results, during an open trading window, and to establish grant dates in advance.

Compensation Components

        The three major elements of Tetra Tech's executive officer compensation are: (1) base salary, (2) variable cash incentive awards, and (3) long-term, equity-based incentive awards. Similar to the practice of many Peer Companies, for retention purposes, Tetra Tech has shifted towards increasing executive officer base salaries to be closer to the 50th percentile of the applicable peer group. In addition, Tetra Tech provides compensation in the form of performance-based cash awards, performance shares with performance-based vesting, and stock options and RSUs with time-based vesting. The Compensation Committee remains committed to the philosophy that a majority of the NEOs' total compensation be comprised of variable, performance-based incentives that are tied to an increase in stockholder value.

Fiscal 2013 Compensation

        •    Base Salary.    The Compensation Committee usually establishes base salaries near the beginning of Tetra Tech's fiscal year, based on performance in the prior fiscal year and data from Peer Companies. The CEO compensation philosophy is to set his base salary near the 50th percentile of the Peer Companies. Based upon recommendations from Towers Watson, the Compensation Committee engaged in a multi-year, phased transition initially proposed in November 2009 to bring the CEO's pay from the lower-quartile toward the 50th percentile. With respect to the Compensation Committee's analysis of CEO compensation for fiscal 2013, Towers Watson performed an independent assessment of the competitiveness of the CEO's compensation and offered recommendations. Towers Watson's review included competitive analyses of (1) the CEO's total direct compensation opportunity, including base salary, target bonus opportunity, and long-term, equity-based award value; and (2) the pay-for-performance alignment in relation to certain Peer Companies for which relevant information was available. After considering the information provided by Towers Watson, together with the performance and anticipated future contributions of Mr. Batrack, the Compensation Committee approved an increase to the CEO's base salary to $900,000, while the 50th percentile for CEOs of the Peer Companies was $950,000.

        With respect to the other NEOs in fiscal 2013, Towers Watson concluded that competitive positioning varied by executive, but in the aggregate these NEOs were near the 25th percentile for base salary. Towers Watson advised the Compensation Committee that, in general, it considers an individual executive's pay to be in line with the market when salary is within 10% of the median. After considering the information provided by Towers Watson, and considering the performance, anticipated future contributions and the recommendations of Mr. Batrack, the Compensation Committee adjusted the annual base salaries of the other NEOs for fiscal 2013 to bring them closer to the 50th percentile of the Peer Companies.

        Effective November 17, 2012, the annual base salaries of the NEOs were increased as follows:

Named Executive Officers	Fiscal 2013 Base Salary ($)	Fiscal 2012 Base Salary ($)	% Increase
Dan L. Batrack	900,000	800,000	13
Steven M. Burdick	430,000	400,000	8
James R. Pagenkopf	430,000	400,000	8
Ronald J. Chu	430,000	400,000	8
Frank C. Gross, Jr.	450,000	440,000	2

        Based upon Tetra Tech's financial performance in fiscal 2013 and at the CEO's recommendation, the Compensation Committee decided in November 2013 that the fiscal 2013 base salaries for NEOs should not be increased. Accordingly the fiscal 2013 base salaries set forth above will remain in place until November 2014.

Named Executive Officers	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary	% Change
Dan L. Batrack	$900,000	$900,000	0
Steven M. Burdick	430,000	430,000	0
James R. Pagenkopf	430,000	430,000	0
Ronald J. Chu	430,000	430,000	0
Frank C. Gross, Jr.	450,000	450,000	0

        •    Variable Cash Incentive Awards.    The Compensation Committee believes that a significant portion of the annual cash compensation of each NEO should be in the form of variable cash incentive pay. The pay philosophy is to target such incentive pay near the 50th percentile of the Peer Companies, with the opportunity to earn annual incentives above that level based on performance superior to the objectives set by the Board of Directors. As explained below, annual cash incentives are paid to reward the achievement of specified operating, financial, strategic and individual measures, and goals that are expected to contribute to stockholder value creation over time.

        Performance measures and goals for determining annual cash incentive awards for NEOs for fiscal 2013 were pre-established, are determined and paid in accordance with, the ECP and the related Executive Compensation Policy (the "Policy"). These measures and goals were based on Tetra Tech's achievement of its fiscal 2013 objectives, as contained in Tetra Tech's fiscal 2013 Annual Operating Plan ("AOP") for the corporation as a whole and for each of its business groups. The AOP was approved by the Board of Directors in November 2012. Each executive's individual contribution is also evaluated.

        For each NEO, the cash incentive awards are calculated by multiplying the individual's annual base salary at fiscal year-end by the individual's target award percentage, and multiplying the result by a corporate or group performance factor ("CPF"), as applicable, and an individual performance factor ("IPF"), as follows:

CASH INCENTIVE AWARD = BASE SALARY × TARGET AWARD % × CPF × IPF

        The following table sets forth the target award percentage and the maximum award possible as a percentage of fiscal 2013 base salary for each NEO. There minimum award opportunity is zero.

Named Executive Officers	Minimum Bonus as a % of Base Salary	Target Award (%)	Maximum Bonus as a % of Base Salary (%)*
Dan L. Batrack	0	120	202
Steven M. Burdick	0	75	126
James R. Pagenkopf	0	75	126
Ronald J. Chu	0	75	126
Frank C. Gross, Jr.	0	75	126

*
The maximum opportunity is 168% of each NEO's target award.

        The CPF, as determined by the Compensation Committee, has a range of 0 to 1.4 with a target of 1.0 based on achievement of key performance and financial objectives set forth in the AOP. The CPF for executive officers other than the Group Presidents is based on Tetra Tech's overall performance in the fiscal year. The CPF for the Group Presidents is based upon the performance of their respective business groups. In each case, actual fiscal 2013 performance was compared to the fiscal 2013 target in the categories of (1) gross revenue, (2) operating income, (3) cash flow, and (4) backlog. The Compensation Committee retains the discretion to adjust results in appropriate circumstances. Further, the

Compensation Committee may elect to "zero" the CPF if results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value.

        Specifically, for each metric, the Compensation Committee reviewed fiscal 2013 performance as a percentage of the target and determined an award percentage (from 0 to 1.4). To reduce the effect of fiscal 2013 acquisitions on performance, the calculation for each performance category for any business group that had acquisitions in the fiscal year, was run both with and without the effect of such acquisitions. The results were then averaged to determine the preliminary CPF. The CPF was then increased or decreased depending upon the growth level of the applicable AOP targets. This "growth factor" was determined by comparing the fiscal 2012 actual results to the fiscal 2013 targets, as a percentage of the fiscal 2012 actual results. The Compensation Committee then applied a factor (0.9 for less than 5% growth; 1.0 for growth of 5% to 10%; 1.1 for growth of 10% to 15%; and 1.2 for greater than 15% growth) for each metric based on the growth of that metric from the fiscal 2012 actual to the fiscal 2013 AOP. The results were then averaged to determine the final CPF. This process is illustrated below for each of the NEOs.

        The IPF, determined by the Compensation Committee following a recommendation by the CEO (other than with respect to himself), has a range of 0 to 1.2 with a target of 1.0 for expected contribution level. The IPF for the CFO is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of Tetra Tech's internal financial controls and the accuracy and appropriateness of its financial reporting.

        For purposes of the IPF, the CEO evaluates and scores each executive officer (other than himself) based on performance categories, including contribution to the successful achievement of fiscal 2013 operational goals, leadership at Tetra Tech in such officer's area of responsibility, strategic planning, and the implementation of applicable corporate objectives. In fiscal 2013, such objectives were as follows:

    •
    maintaining high standards in business ethics;

    •
    maintaining high standards in customer service;

    •
    maturing Tetra Tech's organizational structure;

    •
    developing a three-year strategic plan that achieves value creation objectives;

    •
    further implementing the contract management process to minimize risk and surprises;

    •
    improving key management metrics and reporting;

    •
    improving corporate-wide marketing functions and processes;

    •
    winning key/targeted program competitions;

    •
    further implementing Tetra Tech's enterprise resource planning system migration plan;

    •
    identifying succession candidates for all executive positions;

    •
    targeting corporate general and administrative expense to not exceed a specified percentage of gross revenue;

    •
    reducing legal and risk management insurance expenses while maintaining service levels; and

    •
    providing a safe and healthy workplace for employees.

        The minimum performance threshold for each of the CPF and the IPF is 0.6. Accordingly, the achievement of less than 60% in either the CPF or IPF would result in the elimination of the executive officer's bonus. However, the Compensation Committee has the discretion to adjust specific performance bonus amounts when deemed to be in the interests of the stockholders. The maximum pay-out is 168% of target (maximum CPF of 1.4 × maximum IPF of 1.2).

        The Compensation Committee determined that the CPF for Messrs. Batrack and Burdick would be 0.74, based on Tetra Tech's performance, in accordance with the following calculation:

Metric (Tetra Tech)	Actual FY 2013 as a % of Target FY 2013	Award % (0-1.4)	Growth %	Factor Applied	Revised Award % (0-1.4)
Gross Revenue	91	0.91	6	1.0	0.91
Operating Income	34	0.34	17	1.2	0.41
Cash Flow	92	0.92	-5	0.9	0.83
Backlog	82	0.82	9	1.0	0.82

		Corp. Rate = 0.75			Revised Rate = 0.74

        In light of Tetra Tech's performance in fiscal 2013, the Compensation Committee (together with the Audit Committee in the case of Mr. Burdick) concluded that the IPF for Mr. Batrack and Mr. Burdick should not be higher than the lowest IPF of the other NEOs. Accordingly, Mr. Batrack and Mr. Burdick each received an IPF of 0.90.

        The Compensation Committee determined that the CPF for Mr. Pagenkopf would be 0.63, based on ECS' performance, in accordance with the following calculation:

Metric (ECS)	Actual FY 2013 as a % of Target FY 2013	Award % (0-1.4)	Growth %	Factor Applied	Revised Award % (0-1.4)
Gross Revenue	85	0.85	0	0.9	0.76
Operating Income	41	0.41	12	1.1	0.45
Cash Flow	42	0.42	14	1.1	0.46
Backlog	86	0.86	6	1.0	0.86

		Group Rate = 0.64			Revised Rate = 0.63

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Pagenkopf's performance, the Compensation Committee determined that Mr. Pagenkopf should receive an IPF of 1.00.

        The Compensation Committee determined that the CPF for Mr. Chu would be 0.95, based on TSS' performance, in accordance with the following calculation:

Metric (TSS)	Actual FY 2013 as a % of Target FY 2013*	Award % (0-1.4)*	Growth %	Factor Applied	Revised Award % (0-1.4)
Gross Revenue	87	0.87	3	0.9	0.78
Operating Income	92	0.92	27	1.2	1.11
Cash Flow	91	0.91	26	1.2	1.10
Backlog	82	0.82	5	1.0	0.82

		Group Rate = 0.88			Revised Rate = 0.95

*
After approved adjustment

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Chu's performance, the Compensation Committee determined that Mr. Chu should receive an IPF of 1.10.

        The Compensation Committee determined that the CPF for Mr. Gross would be 0.62, based on RCM's performance, in accordance with the following calculation:

Metric (RCM)	Actual FY 2013 as a % of Target FY 2013*	Award % (0-1.4)*	Growth %	Factor Applied	Revised Award % (0-1.4)
Gross Revenue	80	0.92	15	1.1	1.01
Operating Income	-13	0.24	20	1.2	0.29
Cash Flow	-2	0.23	54	1.2	0.28
Backlog	72	0.76	25	1.2	0.91

		Group Rate = 0.54			Revised Rate = 0.62

*
After approved adjustments

        Following its consideration of Mr. Batrack's analysis and recommendation concerning Mr. Gross' performance, the Compensation Committee determined that Mr. Gross should receive an IPF of 0.95.

        Based on the above analysis, the Compensation Committee approved cash incentive awards for fiscal 2013 to the NEOs as follows. Such awards reflected the discretion of the Compensation Committee.

Named Executive Officers	Fiscal 2013 Base Salary ($)	Target Award Percentage (%)	Corporate Performance Factor	Individual Performance Factor	Cash Incentive Award ($)
Dan L. Batrack	900,000	120	0.74	0.90	720,000
Steven M. Burdick	430,000	75	0.74	0.90	215,000
James R. Pagenkopf	430,000	75	0.63	1.00	205,000
Ronald J. Chu	430,000	75	0.95	1.10	335,000
Frank C. Gross, Jr.	450,000	75	0.62	0.95	200,000

        •    Long-Term, Equity-Based Incentive Awards.    The objective of Tetra Tech's long-term, equity-based incentive awards is to align the interests of NEOs with stockholders and to provide each NEO with an incentive to manage Tetra Tech from the perspective of an owner with an equity stake in the business. Specifically, long-term incentive awards are designed to:

    •
    reward financial performance and encourage the achievement of long-term sustained growth of stockholder value;

    •
    aid in the retention of key executives;

    •
    balance the effect of market dynamics on equity compensation;

    •
    take into consideration the effect of equity award expense on Tetra Tech performance; and

    •
    foster executive officer stock ownership for purposes of compliance with the stock ownership guidelines.

        The Compensation Committee grants these awards to executive officers annually after the close of the fiscal year, and the review and evaluation of each executive officer's performance. The Committee determines the size of the long-term, equity-based incentives according to each NEO's position with Tetra Tech, and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition to the appropriate consideration of the competitive market data and the analysis performed by Towers Watson, the Compensation Committee takes into account an individual's performance history, the CEO's recommendations for awards (other than his own), an individual's potential for future responsibility and promotion, the competitive total compensation targets for the individual's position and level of contribution, Tetra Tech's performance during the past fiscal year and the executive's expected impact on Tetra Tech's three-year strategic plan. The relative weight given to each of these factors varies among individuals, and is at the Compensation Committee's discretion.

        In November 2012, the Compensation Committee made its fiscal 2013 annual awards to Tetra Tech's NEOs. To strike an appropriate balance between encouraging stock price appreciation and EPS growth, the Compensation Committee determined that the equity mix would consist of 40% stock options (which have value only if Tetra Tech's share price increases over the option term), 40% performance shares (which have value if Tetra Tech achieves certain growth in EPS over the three-year vesting schedule as described below), and 20% time-vested RSUs (the value of which will vary dependent upon Tetra Tech's share price), based on the respective values of these awards.

        With respect to the CEO, the fair value of the equity award was equivalent to 250% of Mr. Batrack's fiscal 2013 base salary, while Towers Watson determined that the 50th percentile for awards to the CEOs at the Peer Companies was 330% of base salary. The equity award to the CFO was based on historical practice. The equity pool allocated to the Group Presidents was divided among them through the consideration of three equally weighted factors: (1) the business group's contribution to Tetra Tech's overall operating income; (2) the business group's contribution to Tetra Tech's overall net revenue; and (3) the risk factor applied to the business group. The risk factor is determined by the CEO based upon the difficulty of attaining performance targets and the contribution of the Group President to his group's business. The size of the Group President equity pool was based on historical practice. Starting in fiscal 2014, all NEO equity awards will be set as a percentage of their respective base salaries. See "Fiscal Year 2014 Compensation Approach".

        Fiscal 2013 grants of stock options, and awards of performance shares and RSUs, were made to the NEOs as follows:

Named Executive Officers	Stock Options (#)	Grant Value of Stock Options ($)	Performance Shares (#)	Grant Value of Performance Shares ($)	RSUs (#)	Grant Value of RSUs ($)
Dan L. Batrack	102,500	895,850	37,000	897,620	18,500	448,810
Steven M. Burdick	16,000	139,840	6,400	155,264	3,200	77,632
James R. Pagenkopf	21,500	187,910	8,600	208,636	4,300	104,318
Ronald J. Chu	20,875	182,448	8,350	202,571	4,175	101,286
Frank C. Gross, Jr.	13,000	113,620	5,200	126,152	2,600	63,076

        All stock options vest in equal annual installments over four years provided that the NEO remains employed by Tetra Tech, and expire on the eighth anniversary of the grant date. The exercise price represents the closing selling price per share of Tetra Tech's common stock on the grant date. The option grant placed a significant portion of the NEOs' total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. Further, the vesting provisions are designed to retain the services of the NEO for an extended duration.

        Each year, the Compensation Committee awards performance shares to be used for the three-year plan that starts in that year. For example, in November 2012, the 2013 - 2015 plan was authorized. The performance share awards under that plan vest in equal annual installments over the three-year performance period. Vesting is performance-based, based on the growth in Tetra Tech's EPS, as adjusted pursuant to the Policy ("Adjusted EPS"), during the three-year performance period. These adjustments, which ensure consistency among the fiscal years, include the exclusion of the impacts from (1) goodwill impairment, (2) accounting changes requiring current and prior period adjustments due to materiality under relevant SEC Staff Accounting Bulletins and related accounting pronouncements, (3) changes in newly issued or existing accounting principles and related interpretations for the vesting years one to three, (4) the settlement of tax audits more or less than amounts previously recorded, (5) gains and losses from dispositions of subsidiaries and significant business lines, and (6) shares issued and costs incurred in connection with acquisitions, mergers or debt restructurings. Further, Compensation Committee discretion is allowed for instances of one-time events and management adjustments. For each three-year plan, the prior year Adjusted EPS is the measure control point, which cannot be modified. For example, for the grant made in fiscal 2013 that will vest through fiscal 2015, the fiscal 2012 Adjusted EPS of $1.63 is the basis of measurement. Annual award vesting is as follows:

Annual Award Vesting % of Installment	Adjusted EPS Growth
0	less than 5% year-over-year growth
60	5 to 9% year-over-year growth
100	10 to 14% year-over-year growth
120	15 to 20% year-over-year growth
140	greater than 20% year-over-year

        At the end of each fiscal year, the Adjusted EPS for that fiscal year is determined and compared to Adjusted EPS for the immediately preceding fiscal year so that the year-over-year growth rate may be calculated. For each NEO, the Adjusted EPS growth rate is used to determine the vesting percentage of each installment, as indicated in the table above. If less than 100% of an installment vests, the balance of that installment is forfeited. Each installment of stock eligible for vesting in a given year is scored based upon the average annual Adjusted EPS growth since the year in which that installment was granted.

        Since the Compensation Committee implemented a new performance share plan in each of fiscal 2011, 2012 and 2013, for purposes of performance share vesting in fiscal 2013, there were three individual plans, with their own performance periods and Adjusted EPS control points. Based upon the CFO's determination, as approved by the Compensation Committee, that the fiscal 2013 Adjusted EPS is $0.58, the Compensation Committee concluded the following:

    •
    for the 2011 plan, the three-year average annual growth rate over the control point of $1.24 was 0%. Accordingly, 0% of the third installment of that award vested;

    •
    for the 2012 plan, the two-year average annual growth rate over the control point of $1.45 was 0%. Accordingly, 0% of the second installment of that award vested; and

    •
    for the 2013 plan, the growth rate over the control point of $1.63 was 0%. Accordingly, 0% of the first installment of that award vested.

        The Compensation Committee began granting RSUs to the NEOs in fiscal 2013. All RSUs vest in equal annual installments over four years provided that the NEO remains employed by Tetra Tech. These vesting provisions are designed to retain the services of the NEO for an extended duration.

        Please refer to the table entitled "Grants of Plan-Based Awards—Fiscal 2013" in this proxy statement for additional information regarding the above-described grants to the NEOs and all other outstanding equity awards previously granted to the NEOs.

        Tetra Tech has entered into change in control agreements with each of the NEOs. Under these agreements, upon the occurrence of a change in control, all outstanding unvested stock options, performances shares and RSUs held by the NEOs will vest (regardless of whether any applicable performance targets have been met), subject to the NEO remaining employed by Tetra Tech on such date. Please refer to the "Potential Payments Upon Termination or Change in Control" section of this proxy statement for additional information regarding change in control events and outstanding awards granted to the NEOs.

        •    Group Benefits/Perquisites.    The Compensation Committee believes that perquisites for NEOs should be limited in scope and value. The benefits approved by the Compensation Committee are as follows: a vehicle allowance of $900 per month; an estate/financial planning, and tax planning and preparation allowance of up to $4,000 per year; an allowance of up to $6,000 per year for memberships of each NEO's choice; and a medical allowance of up to $1,000 per year for annual physical exam expenses not reimbursed by Tetra Tech's medical plan. In addition, the CEO is entitled to a company-paid country club membership, which he has not utilized.

        With the exception of the benefits described above and the right with other enumerated employees to participate in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the NEOs. Tetra Tech's NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Tetra Tech employees.

        •    Deferred Compensation Plan.    The Board of Directors' adoption of Tetra Tech's Deferred Compensation Plan in December 2006 resulted from a review of the prevalence of similar deferred compensation plans operated by the Peer Companies, and a recommendation from the Compensation Committee that the Deferred Compensation Plan should be adopted. The Deferred Compensation Plan is available to Tetra Tech's directors and a select group of management or highly compensated employees, including all executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis, recognizing that Tetra Tech does not sponsor a pension plan on behalf of the NEOs or other employees covered by the plan. Tetra Tech does not make matching contributions under the Deferred Compensation Plan other than potential restoration of matching amounts to make up for certain limits applicable to Tetra Tech's 401(k) plan, at the discretion of Tetra Tech's Deferred Compensation Plan Committee. The Deferred Compensation Plan administrator is the Deferred Compensation Plan Committee. Please refer to the table entitled "Nonqualified Deferred Compensation—Fiscal 2013" in this proxy statement and the information set forth below that table for additional information regarding the Deferred Compensation Plan.

Fiscal Year 2014 Compensation Approach

        Prior to the end of fiscal 2013, the Compensation Committee again retained Towers Watson to perform an independent assessment of the competitiveness of the CEO's and other NEOs' cash and equity-based compensation and offer recommendations. Based upon its review of the Towers Watson report, Tetra Tech's financial performance in fiscal 2013, the CEO's recommendation and other considerations, the Compensation Committee took the following actions on November 22, 2013:

  •
  Base Salaries—No adjustments were made to the fiscal 2013 base salaries for the NEOs.

  •
  Variable Cash Incentive Awards—The target award opportunity for the CEO was maintained at 120%, and the target award opportunities for the CFO and the Group Presidents were maintained at 75%, of base salary. Achievement of the variable cash incentive awards in fiscal 2014 will continue to be measured solely on the basis of annual performance, as measured against Tetra Tech annual operating plan for fiscal 2014, as approved by the Board of Directors.

  •
  Long-Term, Equity-Based Incentive Awards—The equity award mix from fiscal 2013, consisting of 40% stock options, 40% performance-based restricted stock, and 20% time-vested RSUs, based on the respective values of these awards, was retained. The CEO's equity award was equivalent to 300% of his fiscal 2013 base salary. The equity awards of the other NEOs were set as a percentage (125%) of their respective fiscal 2013 base salaries. Accordingly, the Compensation Committee granted the following equity awards to the NEOs:

Named Executive Officers	Stock Options	Performance Shares	RSUs
Dan L. Batrack	116,254	38,176	19,088
Steven M. Burdick	23,143	7,600	3,800
James R. Pagenkopf	23,143	7,600	3,800
Ronald J. Chu	23,143	7,600	3,800
Frank C. Gross, Jr.	24,220	7,950	3,975

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Compensation Committee has reviewed and discussed the CD&A section of this proxy statement with Tetra Tech's management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the CD&A section be included in this proxy statement and incorporated by reference into Tetra Tech's Annual Report on Form 10-K for its 2013 fiscal year.

Submitted by the Compensation Committee

J. Kenneth Thompson, Chairman
Hugh M. Grant
Patrick C. Haden
J. Christopher Lewis
Albert E. Smith
Richard H. Truly

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2013 were Hugh M. Grant, Patrick C. Haden, J. Christopher Lewis, Albert E. Smith, J. Kenneth Thompson and Richard H. Truly. No member of the Compensation Committee was at any time during the 2013 fiscal year one of our officers or employees, and no member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2013, none of our executive officers has served on the board of directors or compensation committee of any other company, which company has or had one or more executive officers who served as a member of our Board of Directors or Compensation Committee.

Summary of Compensation

        The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to us and our subsidiaries for each of the last three fiscal years during which such individuals served as executive officers. Our NEOs for fiscal 2013 include our CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2013 who were serving as executive officers at the end of fiscal 2013. No executive officer who would have otherwise been includable in such table on the basis of total compensation earned for fiscal 2013 has been excluded by reason of his or her termination of employment or change in executive officer status during the fiscal year.

 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Dan L. Batrack	2013	884,615	—	720,000	1,346,430	895,850	40,395	3,887,290
Chairman and Chief Executive	2012	791,250	—	1,250,000	675,900	1,239,000	41,586	3,997,736
Officer	2011	720,865	—	1,185,000	587,000	890,954	31,986	3,415,805
Steven M. Burdick(6)	2013	425,384	—	215,000	232,896	139,840	39,132	1,052,252
Executive Vice President and	2012	400,000	—	367,000	112,650	227,150	45,446	1,152,246
Chief Financial Officer	2011	338,230	—	355,000	77,484	149,235	28,150	948,099
James R. Pagenkopf	2013	425,384	—	205,000	312,954	187,910	28,909	1,160,157
Executive Vice President and	2012	386,539	—	300,000	161,405	295,782	25,902	1,169,628
President of Engineering and	2011	295,961	—	300,000	151,469	287,279	14,350	1,049,059
Consulting Services
Ronald J. Chu	2013	425,384	—	335,000	303,857	182,448	30,706	1,277,395
Executive Vice President and	2012	386,539	—	312,000	163,748	300,069	36,137	1,198,493
President of Technical Support	2011	297,911	—	290,000	154,780	293,578	28,150	1,064,419
Services
Frank C. Gross, Jr.(7)	2013	448,461	—	200,000	189,228	113,620	34,773	986,082
Executive Vice President and	2012	440,000	—	347,000	450,600	166,786	37,347	1,441,733
President of Remediation and	2011	84,615	210,000	140,000	216,500	248,100	4,657	903,872
Construction Management

(1)
The fiscal 2013 base salaries disclosed in the CD&A section of the proxy statement became effective on November 17, 2012, and were not retroactive to the beginning of fiscal 2013. Accordingly, during the period from October 1, 2012 to November 17, 2012, the NEOs received compensation based on their prior base salaries. This resulted in fiscal 2013 salary totals in the Compensation Table being different than the base salaries that became effective on November 17, 2012. This situation occurs each fiscal year since salaries are set in November and are not retroactive to the beginning of the fiscal year. The annual base salaries for the NEOs for fiscal 2014 were not increased.

(2)
The amounts listed in this column for fiscal 2013 reflect the cash awards paid to the NEOs for fiscal 2013 performance, as further described in the CD&A section of this proxy statement and the "Grants of Plan-Based Awards—Fiscal 2013" table below. The amounts listed in this column for fiscal 2012 and 2011 reflect the cash awards paid to the NEOs for performance in those fiscal years.

(3)
The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of performance shares and RSUs awarded during the applicable fiscal year. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date as if these awards were vested and issued on the grant date. For the performance share awards, this is based upon the probable outcome of applicable performance conditions (100% vesting), estimated as of the grant date. The amounts shown disregard estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grant of Plan-Based Awards—Fiscal 2013" table below for information on awards made in fiscal 2013. The maximum values that could have been earned for the performance shares (140% vesting) were: for Mr. Batrack, $1,256,668, $946,260 and $821,800 for fiscal 2013, 2012 and 2011, respectively; for Mr. Burdick, $217,370, $157,710 and $108,478 for fiscal 2013, 2012 and 2011, respectively; for Mr. Pagenkopf, $292,090, $225,967 and $212,057 for fiscal 2013, 2012 and 2011, respectively; for Mr. Chu, $283,599, $229,247 and $216,692 for fiscal 2013, 2012 and 2011, respectively; and for Mr. Gross, $176,613 and $630,840 for fiscal 2013 and 2012, respectively.

(4)
The amounts in the Options Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock options granted during the applicable fiscal year. For information on the valuation assumptions relating to stock option grants, refer to the note on Stockholders' Equity and Stock Compensation Plans in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year in which the stock option was granted. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the "Grants of Plan-Based Awards—Fiscal 2013" table below for information on stock option grants made in fiscal 2013.

(5)
Consists of the employer contribution made on behalf of each of the NEOs to our qualified retirement plan, as well as automobile, membership, estate/financial planning and medical allowances described in the CD&A section of this proxy statement.

(6)
Mr. Burdick's fiscal 2011 base salary was increased from $283,500 to $400,000 effective April 1, 2011 as a result of his promotion from Corporate Controller to CFO. His base salary was not increased in November 2011.

(7)
Mr. Gross has served as President of Remediation and Construction Management since July 18, 2011. On his hire date, his base salary was set at $440,000 and this amount was not increased on November 12, 2011. Pursuant to his employment offer, (i) Mr. Gross received, on his hire date, a $210,000 sign-on bonus, a grant of 30,000 options that vest in equal annual installments over four years and 10,000 shares of time-based restricted stock that vest in equal annual installments over three years, and (ii) we agreed to award Mr. Gross, for fiscal 2012, 20,000 performance shares that vest over three years, with vesting based on the growth in our Adjusted EPS.

        The following table provides information on stock option, performance share, RSU and cash-based performance awards, in fiscal 2013 to each of our NEOs. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts are also included in the "Stock Awards" and "Option Awards" columns of the Summary Compensation table.

Grants of Plan-Based Awards—Fiscal 2013

								All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(1)(2) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan L. Batrack	(3)	—	1,080,000	1,818,000
	11/16/12								102,500	24.26	895,850
	11/16/12(4)				—	37,000	51,800	37,000			897,620
	11/16/12(5)							18,500			448,810
Steven M. Burdick	(3)	—	322,500	541,800
	11/16/12								16,000	24.26	139,840
	11/16/12(4)				—	6,400	8,960	6,400			155,264
	11/16/12(5)							3,200			77,632
James R. Pagenkopf	(3)	—	322,500	541,800
	11/16/12								21,500	24.26	187,910
	11/16/12(4)				—	8,600	12,040	8,600			208,636
	11/16/12(5)							4,300			104,318
Ronald J. Chu	(3)	—	322,500	541,800
	11/16/12								20,875	24.26	182,448
	11/16/12(4)				—	8,350	11,690	8,350			202,571
	11/16/12(5)							4,175			101,286
Frank C. Gross, Jr.	(3)	—	337,500	567,000
	11/16/12								13,000	24.26	113,620
	11/16/12(4)				—	5,200	7,280	5,200			126,152
	11/16/12(5)							2,600			63,076

(1)
These awards will vest in full and, if applicable, become immediately exercisable in the event of a change in control, as defined in each NEO's change in control agreement. We refer you to "Potential Payments Upon Termination or Change in Control" tables below for further information.

(2)
These stock option awards were granted under the EIP. The grant date fair value is $8.74. The options vest as to 25% of the shares subject to the options on each of the first through fourth anniversaries of the grant date. The options have a maximum term of eight years subject to earlier termination upon cessation of service. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date, or may be paid with the proceeds from a same-day sale of the purchased shares. For additional detail on the grant date fair value of these options, see footnote (3) to the Summary Compensation Table above.

(3)
This row represents the possible annual cash incentive awards under the ECP and the Policy for fiscal 2013. More information about these payments appears above in the CD&A section of this proxy statement. The actual award payments, as determined by the Compensation Committee on November 22, 2013, are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying: (i) 120% and 202%, respectively, by Mr. Batrack's annual base salary; and (ii) 75% and 126%, respectively, by Messrs. Burdick, Pagenkopf, Chu and Gross' respective annual base salaries, as in effect at the end of fiscal 2013. Consistent with prior fiscal years, there was no threshold value for fiscal 2013.

(4)
The amounts shown in these rows reflect, in share amounts, the threshold, target and maximum potential awards of performance shares granted under the EIP in accordance with the Policy, as further discussed in the CD&A section of this proxy statement. Vesting is performance based over a three-year period and is completely at risk. The number of shares that vest, from 0% to 140% of the installment, is based on the growth in our Adjusted EPS. Accordingly, there is no threshold value. For additional detail on the grant date fair value of these shares, see footnote (2) to the Summary Compensation Table above.

(5)
The amounts shown in these rows reflect the awards of RSUs granted under the EIP in accordance with the Policy, as further discussed in the CD&A section of this proxy statement. The RSUs vest as to 25% of the RSUs on each of the first through fourth anniversaries of the award date. For additional detail on the grant date fair value of these shares, see footnote (2) to the Summary Compensation Table above.

        The following table shows the number of our common shares covered by exercisable and unexercisable stock options, and the number of unvested performance shares and RSUs, held by our NEOs as of September 29, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)*
Dan L. Batrack	30,000	—	24.56	1/20/14	(1)
	15,413	—	15.79	1/18/15	(2)
	15,000	—	18.07	3/6/14	(3)
	40,000	—	17.71	12/5/14	(4)
	30,000	—	23.68	11/16/15	(5)
	50,000	—	16.98	11/14/16	(6)
	52,500	17,500	25.55	11/13/17	(7)
	50,000	50,000	23.48	11/12/18	(8)
	37,500	112,500	22.53	11/11/19	(9)
	—	102,500	24.26	11/16/20	(10)
						8,333	(11)	216,491
						20,000	(12)	519,600
						37,000	(13)	961,260
						18,500	(10)	480,630
Steven M. Burdick	25,000	—	18.07	3/6/14	(3)
	16,750	—	17.71	12/5/14	(4)
	16,750	—	23.68	11/16/15	(5)
	16,750	—	16.98	11/14/16	(6)
	12,563	4,187	25.55	11/13/17	(7)
	8,376	8,374	23.48	11/12/18	(8)
	6,875	20,625	22.53	11/11/19	(9)
	—	16,000	24.26	11/16/20	(10)
						1,100	(11)	28,578
						3,333	(12)	86,591
						6,400	(13)	166,272
						3,200	(10)	83,136
James R. Pagenkopf	8,000	—	24.56	1/20/14	(1)
	1,500	—	18.07	3/6/14	(3)
	4,000	—	17.71	12/5/14	(4)
	8,000	—	23.68	11/16/15	(5)
	8,000	—	16.98	11/14/16	(6)
	7,500	2,500	25.55	11/13/17	(7)
	16,122	16,122	23.48	11/12/18	(8)
	8,953	26,856	22.53	11/11/19	(9)
	—	21,500	24.26	11/11/20	(10)
						2,150	(11)	55,857
						4,776	(12)	124,080
						8,600	(13)	223,428
						4,300	(10)	111,714
Ronald J. Chu	1,000	—	18.54	11/13/14	(14)
	5,000	—	17.71	12/5/14	(4)
	10,000	—	23.68	11/16/15	(5)
	17,750	—	16.98	11/14/16	(6)
	22,060	7,353	25.55	11/13/17	(7)
	16,476	16,475	23.48	11/12/18	(8)
	9,082	27,246	22.53	11/11/19	(9)
	—	20,875	24.26	11/16/20	(10)
						2,197	(11)	57,078
						4,845	(12)	125,873
						8,350	(13)	216,933
						4,175	(10)	108,467
Frank C. Gross, Jr.	15,000	15,000	21.65	7/18/19	(15)
	5,048	15,144	22.53	11/11/19	(10)
	—	13,000	24.26	11/16/20	(10)
						3,333	(16)	86,591
						13,333	(12)	346,391
						5,200	(13)	135,096
						2,600	(10)	67,548

*
The market value of the unvested performance shares and RSUs is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 27, 2013 (the last business day of our fiscal year), which was $25.98.

Vesting Schedule for Outstanding Stock Options, Unvested Performance Shares and Unvested RSUs

Note	Grant Dates	Vesting Dates
(1)	1/20/04	25% on 1/20/05; pro-rata monthly for next 36 months
(2)	1/18/05	25% on 1/18/06; pro-rata monthly for next 36 months
(3)	3/6/06	25% on 3/6/07; 25% annually for next 3 years
(4)	12/5/06	25% on 12/5/07; 25% annually for next 3 years
(5)	11/16/07	25% on 11/16/08; 25% annually for next 3 years
(6)	11/14/08	25% on 11/14/09; 25% annually for next 3 years
(7)	11/13/09	25% on 11/13/10; 25% annually for next 3 years
(8)	11/12/10	25% on 11/12/11; 25% annually for next 3 years
(9)	11/11/11	25% on 11/11/12; 25% annually for next 3 years
(10)	11/16/12	25% on 11/16/13; 25% annually for next 3 years
(11)	11/12/10	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(12)	11/11/11	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(13)	11/16/12	Annually over 3 years based on Adjusted EPS growth, as further described in the CD&A
(14)	11/13/06	25% on 11/13/07; 25% annually for next 3 years
(15)	7/18/11	25% on 7/18/12; 25% annually for next 3 years
(16)	7/18/11	33.3% on 7/18/12; 33.3% annually for next 2 years

        Outstanding options under the EIP have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

        The following table shows the number of shares acquired by each of the NEOs during fiscal 2013 through stock option exercises and vesting of performance shares. The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of our common stock at exercise and the option exercise price, and as calculated, in the case of performance shares, based on the closing price per share of our common stock on the NASDAQ Global Select Market on the vesting date.

Options Exercised and Stock Vested—Fiscal 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting ($)
Dan L. Batrack	5,200	29,948	32,499	788,701
Steven M. Burdick	—	—	4,087	99,150
James R. Pagenkopf	—	—	6,068	147,210
Ronald J. Chu	—	—	7,020	170,305
Frank C. Gross, Jr.	—	—	10,000	244,833

        The following table shows each NEO's contributions and earnings during fiscal 2013 and account balance as of September 29, 2013, under the Deferred Compensation Plan.

Nonqualified Deferred Compensation—Fiscal 2013

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year-end ($)(3)
Dan L. Batrack	934,038	—	11,406	296,386	1,768,538
Steven M. Burdick	292,792	—	211,518	—	1,411523
James R. Pagenkopf	72,539	—	43,587	—	390,207
Ronald J. Chu	21,269	—	76,648	—	640,416
Frank C. Gross, Jr.	—	—	—	—	—

(1)
These amounts were included in the "Salary" and/or "Non-Equity Incentive Plan Compensation" columns, as applicable, of the Summary Compensation Table.

(2)
None of the amounts are included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(3)
None of the amounts are included in Summary Compensation Table because we did not make any contributions to the Deferred Compensation Plan during fiscal 2013.

        The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary, bonuses and/or directors fees in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. In addition, as of November 14, 2013, participants may also defer their performance shares and/or RSUs. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our NEOs. Since the adoption of the Deferred Compensation Plan by the Board of Directors in 2006, we have not made any contribution on behalf of any participant.

        Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant. As of the end of fiscal 2013, the measurement funds consisted of the following: Fidelity VIP Money Market Initial, PIMCO VIT Total Return Admin., PIMCO VIT Real Return Admin., PIMCO VIT Global Bond (Unhedged) Admin., MainStay VP High Yield Corporate Bond Initial, MainStay VP T. Rowe Price Equity Income Initial, Fidelity VIP Index 500 Initial, American Funds IS Growth 2, Invesco V.I. American Value I, Fidelity VIP III Mid Cap Initial, Delaware VIP Small Cap Value Std., DWS VIT Small Cap Index VIP A, MFS VIT II International Value Initial, Invesco VIF International Growth I, MainStay VP DFA/DuPont Capital Emerging Markets Eq., and Invesco VIF Global Real Estate I. In addition, we may credit additional matching amounts to a participant's account for any plan year as determined by the Compensation Committee, including a matching contribution on deferrals over the IRS limitation on compensation that may be taken into account under our 401(k) plan. Distributions are made in accordance with elections filed by participants.

Potential Payments Upon Termination or Change in Control

        None of our NEOs have an employment agreement with us. Their employment may be terminated at any time at the discretion of the Board of Directors.

        We have entered into a change in control agreement with each of our NEOs. The term of these agreements is five years. The agreements provide that if the NEO's employment is terminated by us without cause or by the NEO with good reason, in each case, in connection with or within two years of a change in control that occurs during the term of the agreement, we will pay or provide the following severance benefits:

    •
    severance pay equal to $3,960,000 (in the case of Mr. Batrack), and 175% of base salary (in the case of our other NEOs);

    •
    a pro-rata target bonus for the year of termination, based on actual performance and the number of days the NEO worked during the year;

    •
    the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid;

    •
    a payment equal to 102% of the cost of providing one year of medical benefits (two years in the case of Mr. Batrack) to the NEO and his or her dependents substantially similar to those provided immediately prior to such termination date.

        Under the terms of the change in control agreements, if an NEO's employment is terminated due to his or her death or disability, in each case, within two years of a change in control that occurs during the term of the agreement, we will pay a pro-rata target bonus for the year of termination, based on the number of days the NEO worked during the year, together with the bonus the NEO earned for the year preceding the year of termination if such bonus had not yet been paid.

        Each NEO will also be paid or provided with any unpaid base salary, accrued vacation and unreimbursed expenses through the date of his employment termination, together with any benefits to which the NEO is entitled under our benefits programs.

        In addition, upon the occurrence of a change in control, all outstanding unvested stock options, performance shares and RSUs held by the NEOs will vest (regardless of whether any applicable performance targets have been met), subject to their remaining employed by us on such change in control date.

        The payments and benefits described above will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the NEO would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes and receiving the full amount of the payments and benefits. In that case, the payment and benefits would not be reduced. In no event are we obligated to provide any tax gross-up or similar payment to cover any NEO's Section 4999 excise tax.

        A "change in control" for purposes of the change in control agreements generally consists of one or more of the following events:

    •
    an acquisition by any person of beneficial ownership of securities representing 50% or more of the combined voting power of our voting securities (on one date or during any 12-month period);

    •
    the consummation of a merger, reorganization or consolidation if our stockholders (together with any trustee or fiduciary acquiring securities under any benefit plan) do not own more than 50% of the combined voting power of the merged company's then-outstanding securities (other than a recapitalization in which no person acquires more than 50% of the combined voting power of our outstanding securities); or

    •
    a sale of all or substantially all of our assets (other than a sale to an entity in which our stockholders own 50% or more of the voting securities of such entity).

        A termination for "good reason" for purposes of the change in control agreements generally includes any of the following actions by us in connection with or following a change in control:

    •
    a material diminution of the NEO's base salary, annual bonus opportunity or both;

    •
    a material diminution in the NEO's authority, duties or responsibilities;

    •
    a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report;

    •
    a material diminution in the budget over which the NEO retains authority; or

    •
    a material change in the geographic location at which the NEO must perform his or her services.

        An NEO will only be entitled to terminate his or her employment for good reason if he or she has provided us with notice of the occurrence of a condition described above within 60 days of its initial existence and we have failed to remedy such condition within 30 days after receipt of the notice.

        A termination for "cause" means:

    •
    the willful and continued failure of the NEO to perform substantially his or her duties (other than a failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the NEO by the board of directors or chief executive officer; or

    •
    the willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

Assumptions Regarding the Tables

        The tables below were prepared as though a change in control occurred on September 29, 2013 (the last day of our most recent fiscal year), and the employment of each of our NEOs was terminated on this date. For purposes of any calculations involving equity awards, we have used the closing share price of our common stock on September 27, 2013 (the last business day of our fiscal year), which was $25.98. We are required by the SEC to use these assumptions. However, the NEOs' employment was not terminated on September 29, 2013, and a change in control did not occur on this date. As a result, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption used in this disclosure is not correct in fact. All amounts set forth below are estimates only. The following are the equity award and annual bonus assumptions:

    •
    stock options that become vested due to a change in control are valued based on their option spread (i.e, the difference between the fair market value of a share of common stock at the time of the change in control and the exercise price);

    •
    the value of performance shares and RSUs that vest upon a change in control are taken into account at full fair market value; and

    •
    given that each of the NEO's employment has been deemed to have been terminated on the last day of the fiscal year, any annual bonus with respect to such year would have been earned as of such date under the terms of our bonus program. As such, no amounts with respect to pro-rated bonuses have been included in the tables below.

 Dan L. Batrack

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	3,960,000	—	—	—
Pro-Rated Bonus	—	—	—	—
Medical Benefits	37,489	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	696,950	696,950	696,950	696,950
Accelerated Vesting of Unvested Performance Shares(3)	1,697,351	1,697,351	1,697,351	1,697,351
Accelerated Vesting of Unvested RSUs(3)	480,630	480,630	480,630	480,630
Golden Parachute Cut-back (if any)	—	—	—	—

Total	6,872,420	2,874,931	2,874,931	2,874,931

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2013. See "Outstanding Equity Awards at 2013 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2013" for information regarding performance shares that vested in fiscal 2013. No RSUs vested in fiscal 2013.

Steven M. Burdick

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Medical Benefits	4,903	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	121,412	121,412	121,412	121,412
Accelerated Vesting of Unvested Performance Shares(3)	281,441	281,441	281,441	281,441
Accelerated Vesting of Unvested RSUs(3)	83,136	83,136	83,136	83,136
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,243,392	485,989	485,989	485,989

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2013. See "Outstanding Equity Awards at 2013 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2013" for information regarding performance shares that vested in fiscal 2013. No RSUs vested in fiscal 2013.

 James R. Pagenkopf

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Medical Benefits	18,470	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	171,013	171,013	171,013	171,013
Accelerated Vesting of Unvested Performance Shares(3)	403,365	403,365	403,365	403,365
Accelerated Vesting of Unvested RSUs(3)	111,714	111,714	111,714	111,714
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,457,062	686,092	686,092	686,092

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2013. See "Outstanding Equity Awards at 2013 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2013" for information regarding performance shares that vested in fiscal 2013. No RSUs vested in fiscal 2013.

Ronald J. Chu

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	752,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Medical Benefits	13,447	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	174,253	174,253	174,253	174,253
Accelerated Vesting of Unvested Performance Shares(3)	399,884	399,884	399,884	399,884
Accelerated Vesting of Unvested RSUs(3)	108,467	108,467	108,467	108,467
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,448,551	682,604	682,604	682,604

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2013. See "Outstanding Equity Awards at 2013 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2013" for information regarding performance shares that vested in fiscal 2013. No RSUs vested in fiscal 2013.

 Frank C. Gross, Jr.

	Termination Without Cause or With Good Reason ($)	Termination Due to Death or Disability ($)(1)	Termination Due to Resignation ($)(2)	Termination Due to Cause ($)(2)
Severance Benefits	787,500	—	—	—
Pro-Rated Bonus	—	—	—	—
Medical Benefits	18,744	—	—	—
Accelerated Vesting of Unvested Stock Options(3)	139,557	139,557	139,557	139,557
Accelerated Vesting of Unvested Performance Shares(3)	568,079	568,079	568,079	568,079
Accelerated Vesting of Unvested RSUs(3)	67,548	67,548	67,548	67,548
Golden Parachute Cut-back (if any)	—	—	—	—

Total	1,581,428	775,184	775,184	775,184

(1)
The only cash compensation payable is the pro-rated bonus, together with the bonus earned from the prior year if not yet paid. Other payments available from life insurance or disability plans.

(2)
The only cash compensation payable is any unpaid compensation.

(3)
Does not include the value associated with options to purchase our common stock, performance shares and RSUs that were vested as of September 29, 2013. See "Outstanding Equity Awards at 2013 Fiscal Year-End" for information regarding outstanding vested stock options. See "Options Exercised and Stock Vested—Fiscal 2013" for information regarding performance shares that vested in fiscal 2013. No RSUs vested in fiscal 2013.

Confidentiality

        Each of our NEOs has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his or her employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions with Related Persons

        We did not have any related person transactions in fiscal 2013.

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

        The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    compensation to non-employee directors that is reported in our proxy statement;

    •
    transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of his or her beneficial ownership of greater than 5% of our common stock;
    •
    transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    transactions where the rates or charges involved are determined by competitive bids;

    •
    transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    ordinary course of business travel and expenses, advances and reimbursements; and

    •
    payments made pursuant to (i) directors' and officers' insurances policies; (ii) our certificate of incorporation or bylaws; and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

        Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee, which consists of an internal team of senior representatives from our finance, accounting, legal, human resources, tax, treasury, investor relations and information technology departments. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit Committee (or other designated committee). The Disclosure Committee will review the material facts of all related person transactions and either approve, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

        The Audit Committee has reviewed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 29, 2013 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of September 29, 2013.

        The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), adopted by the PCAOB in Rule 3200T. The Audit Committee has also received a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act of 1933 and the regulations thereunder adopted by the Securities and Exchange Commission and the PCAOB.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Hugh M. Grant, Chairman
J. Christopher Lewis
J. Kenneth Thompson
Kirsten M. Volpi

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 11, 2014. Such proposals should be delivered to Tetra Tech, Inc., Attn: Secretary, 3475 E. Foothill Boulevard, Pasadena, California 91107.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

        Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2015 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 11, 2014 and November 10, 2014. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

        In addition, the proxy solicited by the Board for the 2015 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 10, 2014; and (2) on any proposal made in accordance with the bylaw provisions, if the 2015 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act.

PROXY SOLICITATION AND COSTS

        We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained The Proxy Advisory Group, LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay that firm $14,500, plus up to $1,500 in out-of-pocket expenses, for proxy solicitation services. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of

Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

        Once again this year, a number of brokers with account holders who beneficially own our common stock will be householding our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions has been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (800) 542-1061, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call the Investor Relations Department at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Investor Relations, telephone (626) 351-4664.

        Stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding.

FORM 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 2013, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: TETRA TECH, INC., 3475 E. FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

 OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented for stockholder action at the 2014 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Senior Vice President, General Counsel and Secretary

Pasadena, California
January 10, 2014

Appendix A

TETRA TECH, INC.
EXECUTIVE COMPENSATION PLAN
(As Adopted November 14, 2013)

  1.    PURPOSE

        The purpose of the Executive Compensation Plan (the "Plan") of Tetra Tech, Inc. (the "Company") is to attract, motivate, reward and retain top level executives upon whom, in large part, the success of the Company depends. The Plan provides opportunities for Participants (as defined in Section 2 below) to earn financial rewards if the Company achieving the Performance Objective (as defined in Section 5(b)). The Plan as amended and restated will cover each Plan Year (as defined in Section 2 below) beginning with its 2014 fiscal year. The Plan is intended to permit the incentives paid hereunder to the executive officers of the Company (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended) ("Executive Officers") to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

  2.    DEFINITIONS

        The following definitions shall be applicable throughout the Plan:

          (a)   "Award" means the amount of a cash incentive payable under the Plan to a Participant with respect to a Plan Year.

          (b)   "Board" means the Board of Directors of the Company, as constituted from time to time.

          (c)   "Committee" means the Compensation Committee of the Board or another Committee designated by the Board.

          (d)   "Participant" means each Executive Officer of the Company who is designated by the Committee as a participant for any Plan Year.

          (e)   "Plan Year" means each fiscal year of the Company.

  3.    ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including, but not limited to, all decisions regarding (i) eligibility to participate, (ii) whether the Performance Objective and other conditions that are a prerequisite to earning an Award have been met and (iii) the exercise of discretion to reduce or eliminate the amount to be provided as an incentive payment hereunder. The Committee shall have broad authority to grant and administer Awards under the Plan and may, subject to the provisions of the Plan, establish, adopt or revise rules and regulations relating to the Plan or take such actions as it deems necessary or advisable for the proper administration of the Plan. Any decision or interpretation of the Committee shall be final and conclusive for all purposes and binding on all parties making claims under the Plan. Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. The Committee may delegate the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes; provided, however, that the Committee may not delegate its responsibilities hereunder where such delegation would jeopardize compliance with Code Section 162(m) and Section 1.162-27(e) of the Regulations.

  4.    ELIGIBILITY

        The Committee shall designate those Executive Officers of the Company that are eligible to participate in the Plan for any Plan Year. Designation of an Executive Officer as a Participant in any Plan Year shall not require the Committee to designate such person as a Participant in any other Plan Year. The Committee shall consider such factors as it deems pertinent in designating Participants for any Plan Year.

  5.    AWARDS

          (a)    Participants.    Not later than 90 days after the beginning of each Plan Year, the Committee will identify the Participants in the Plan for that Plan Year. If a Participant is initially employed by the Company after the beginning of a Plan Year, the Committee may grant an Award to that Participant with respect to a period of service following the Participant's date of hire, provided that no more than twenty-five percent (25%) of the Plan Year has elapsed when the Committee grants the Award to such Participant for such Plan Year and provided further that the Performance Objective for such Plan Year otherwise satisfies the requirements of this Plan. After the Committee designates an Executive Officer as a Participant for a Plan Year, the Committee shall provide the Participant with written notice of such participation and such other terms and conditions as may be determined by the Committee in addition to those set forth in this Plan. Awards are not guaranteed and will not be paid unless the Performance Objective is met and the Committee authorizes the payment of an incentive payment hereunder.

          (b)    Performance Objective(s).    Each Award shall provide that the Performance Objective is the Company's achievement of positive Net Income for the then current Performance Period. Each Participant may earn a payment equal to the Maximum Amount (as defined below) or such lesser amount, including zero, that the Committee determines in its sole discretion based on such factors as it may deem appropriate including but not limited to overall corporate performance based on an assessment of how the Company did on an overall basis in achieving its key objectives and individual contribution based on individual performance. In no event shall the Committee increase the amount of any Award above the Maximum Amount. The "Maximum Amount" under the Plan for a Plan Year shall be equal to (i) 2.5% of the Company's Net Income for that Plan Year in the case of the Company's Chief Executive Officer; and (ii) 1.25% of the Company's Net Income for that Plan Year in the case of any other Executive Officer participating in the Plan for such Plan Year. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of Awards to Participants.

          (c)    Certification of Results.    Before authorizing any Award payment under this Plan to a Participant, the Committee must certify in writing (by resolution or otherwise) that the payments are consistent with Section 5(b) above, and that any other material terms under the Plan for payment of the Award were satisfied.

          (d)    Net Income.    For purposes of this Plan, "Net Income" means the Company's net income as set forth in its audited financial statements excluding (i) the dilutive effects of acquisitions or joint ventures; (ii) restructuring and/or other nonrecurring charges, including, but not limited to, goodwill impairments and earn-out adjustments; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (v) exchange rate effects, as applicable, for any non-US dollar denominated sales and earnings.

  6.    PAYMENT OF AWARDS

          (a)    Continued Employment.    Unless otherwise determined by the Committee, a Participant must be employed on the date the Award for a Plan Year is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. For avoidance of doubt, no payment shall be made under the Plan on account of employment termination due to special circumstances unless the Performance Objective for the Plan Year has been met.

          (b)    Payment.    Any payment made under the Plan shall be in a lump sum in cash or other readily available funds, and shall occur within a reasonable period of time after the end of the Plan Year to which the Award relates. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Code Section 409A, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company's taxable year in which such requirement is waived; or (ii) the end of the calendar year in which such requirement is waived.

  7.    DODD-FRANK CLAWBACK

        Notwithstanding any other provision of the Plan to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the "Clawback Requirements"), if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the amount of any payment received with respect to an Award under the Plan during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the Participant under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

  8.    NO LIMITS ON OTHER AWARDS AND PLANS.

        Nothing contained in the Plan shall prohibit the Company from establishing other special awards or compensation plans providing for the payment of compensation to employees of the Company, including any Participants. For avoidance of doubt, the Compensation Committee may pay discretionary bonuses on a non-deductible basis separate from the Plan based on performance criteria other than New Income as it determines to be appropriate in its sole discretion.

  9.    GENERAL

          (a)    Tax Withholding.    The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

          (b)    Claim to Awards and Employment Rights.    Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant's employment at any time, and for any reason, or change the Participant's responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

          (c)    Beneficiaries.    To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company's practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant's death.

          (d)    Non-transferability.    A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged or transferred except, in the event of a Participant's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

          (e)    Indemnification.    Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person's willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          (f)    Expenses.    The expenses of administering the Plan shall be borne by the Company.

          (g)    Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

          (h)    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          (i)    Intent.    The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Plan may be operated without regard to the constraints of Code Section 162(m).

          (j)    Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law. No Award made under the Plan shall be intended to be deferred compensation under Code Section 409A and will be interpreted accordingly.

          (k)    Amendments and Termination.    The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

          (l)    Effective Date.    The Plan shall be effective with respect to the operations of the Company for the Plan Year beginning September 30, 2013, contingent upon approval by the Company's stockholders at its 2014 annual meeting. In the event the stockholders do not approve the Plan at its 2014 meeting, the Plan shall not be effective and no payments will be made under the Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000190186_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Dan L. Batrack 02 Hugh M. Grant 03 Patrick C. Haden 04 J. Christopher Lewis 05 Kimberly E. Ritrievi 06 Albert E. Smith 07 J. Kenneth Thompson 08 Richard H. Truly 09 Kirsten M. Volpi TETRA TECH, INC. C/O COMPUTERSHARE P.O. BOX 43070 PROVIDENCE, RI 02940-3070 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To vote on an advisory resolution to approve executive compensation; 3 To approve the Company's Executive Compensation Plan, as amended and restated; 4 To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2014. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000190186_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com . TETRA TECH, INC. Annual Meeting of Stockholders February 27, 2014, 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TETRA TECH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PST on 02/27/2014, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, CA 91101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side